FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-09

Free Writing Prospectus

Preliminary Collateral Term Sheet

$1,177,025,122

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2015-C29

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Rialto Mortgage Finance, LLC

Silverpeak Real Estate Finance LLC

Walker & Dunlop Commercial Property Funding I WF, LLC

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-C29

June 3, 2015

WELLS FARGO SECURITIES
Lead Manager and
Sole Bookrunner
Citigroup		Deutsche Bank Securities
Co-Manager		Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes any time prior to issuance or availability of a final prospectus, such certificates are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics (including with respect to the underlying assets) described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates to be backed in part by the assets described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

No. 1 – Hutchinson Metro Center I

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$100,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$100,000,000			Location:	Bronx, NY
% of Initial Pool Balance:	[ ]%			Size:	422,452 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$236.71
Borrower Name:	Hutch Metro Center I LLC			Year Built/Renovated:	1974/2006
Sponsor:	Joseph Simone			Title Vesting:	Fee
Mortgage Rate:	4.200%			Property Manager:	Self-managed
Note Date:	May 12, 2015			3rd Most Recent Occupancy (As of):	99.4% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	June 11, 2025			Most Recent Occupancy (As of):	99.7% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of)(2):	100.0% (4/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(3):	$8,953,898 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$9,155,415 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$9,280,842 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues(2):	$16,203,748
				U/W Expenses(2):	$7,070,708
				U/W NOI(2):	$9,133,039
Escrows and Reserves(1):				U/W NCF(2):	$8,228,451
				U/W NOI DSCR(2):	1.56x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(2)::	1.40x
Taxes	$229,840	$42,338	NAP	U/W NOI Debt Yield(2):	9.1%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(2):	8.2%
Replacement Reserves	$0	$8,801	NAP	As-Is Appraised Value:	$142,000,000
TI/LC Reserve	$0	$49,286	$1,500,000	As-Is Appraisal Valuation Date:	April 1, 2015
Deferred Maintenance	$49,668	$0	NAP	Cut-off Date LTV Ratio:	70.4%
Visiting Nurse Reserve	$2,000,000	$0	NAP	LTV Ratio at Maturity or ARD:	61.2%

(1)	See “Escrows” section.
(2)	Current Occupancy includes the Visiting Nurse Service of NY space (55,859 square feet; 13.2% of net rentable area). Visiting Nurse Service of NY did not deliver notice of renewal prior to their notice date of November 30, 2014. Current Occupancy excluding this tenant is 86.8%. See “Historical Occupancy” and “Cash Flow Analysis” sections.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Hutchinson Metro Center I Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building located in the Bronx, New York (the “Hutchinson Metro Center I Property”).  The Hutchinson Metro Center I Mortgage Loan was originated on May 12, 2015 by Wells Fargo Bank, National Association.  The Hutchinson Metro Center I Mortgage Loan had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and accrues interest at an interest rate of 4.200% per annum.  The Hutchinson Metro Center I Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hutchinson Metro Center I Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the Hutchinson Metro Center I Mortgage Loan in whole, but not in part, on any date before March 11, 2025. In addition, the Hutchinson Metro Center I Mortgage Loan is prepayable without penalty on or after March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1

HUTCHINSON METRO CENTER I

Sources and Uses

Sources			Uses
Original loan amount	$100,000,000	100.0%	Loan payoff(1)	$80,035,665	80.0%
			Reserves	2,279,508	2.3
			Closings costs	1,260,620	1.3
			Return of equity	16,424,207	16.4
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

(1)	The Hutchinson Metro Center I Property was previously securitized in the JPMCC 2005-LDP2 transaction.

The Property.  The Hutchinson Metro Center I Property is a four-story, class A office building totaling 422,452 square feet located in the Westchester Heights section of the Bronx, New York, approximately 9.4 miles northeast of Manhattan. The Hutchinson Metro Center I Property is part of the larger Hutchinson Metro Center Complex, a 42.0-acre suburban style campus comprised of four class A office buildings (including the Hutchinson Metro Center I Property) totaling approximately 1.3 million square feet that is approximately 99.0% leased. Built in 1974, the Hutchinson Metro Center I Property was extensively renovated from 2002 through 2006 at a cost of approximately $41.6 million. Amenities available to tenants at the Hutchinson Metro Center I Property include two fitness centers, two child care centers, landscaped courtyard, teleconference center, sundry shop, restaurants, cafeteria and convenient access to public transportation (including free shuttle service). Further, the Metropolitan Transit Authority is planning a new Metro North train station adjacent to the Hutchinson Metro Center I Property, which will provide direct access to Penn Station in Manhattan and to Connecticut. Parking for the Hutchinson Metro Center I Property is provided by 409 surface parking spaces on the Hutchinson Metro Center I Property, and additional parking for 1,432 vehicles is provided via two parking garages and multiple surface lots in the Hutchinson Metro Center Complex, equating to a parking ratio of 3.4 spaces per 1,000 square feet of rentable area.

The Hutchinson Metro Center I Property has averaged 98.3% occupancy since 2008, ranging from 96.6% in 2008 to 100.0% currently, and has averaged a net operating income of $8.5 million over the same time period. The largest tenant, Mercy College, is a four-year private institution founded by the Sisters of Mercy with a total enrollment of approximately 11,272 students. The Bronx campus is the only location with a child care center and is the home of the popular physicians assistant program. As of April 1, 2015, the Hutchinson Metro Center I Property was 100.0% leased by 25 tenants (see “Historical Occupancy” and “Cash Flow Analysis” section).  Visting Nurse Service of NY (55,859 square feet; 13.2% of net rentable area) did not deliver notice of renewal prior to their notice date of November 30, 2014.  Current Occupancy excluding Visiting Nurse Service of NY is 86.8%.

The following table presents certain information relating to the tenancy at the Hutchinson Metro Center I Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Mercy College	NR/NR/A	125,522	29.7%	$31.41	$3,942,646	27.4%	2/27/2024
Administration of Childrens Services	AA/Aa2/AA	63,462	15.0%	$40.64(3)	$2,579,046(3)	17.9%	3/31/2027(4)
NYC Housing Authority	AA/Aa2/AA	62,977	14.9%	$30.39(5)	$1,913,842(5)	13.3%	3/31/2026(6)
Visiting Nurse Service of NY	NR/NR/NR	55,859	13.2%	$30.27	$1,690,766	11.8%	11/30/2015(7)
University Diagnostic Medical Imaging, PC	NR/NR/NR	20,000	4.7%	$37.20	$744,000	5.2%	6/30/2025
Total Major Tenants		327,820	77.6%	$33.16	$10,870,300	75.6%

Non-Major Tenants		94,632	22.4%	$37.07	$3,507,760	24.4%

Occupied Collateral Total		422,452	100.0%	$34.03	$14,378,060	100.0%

Vacant Space		0	0.0%

Collateral Total		422,452	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2016 totaling $394,687.
(3)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Administration of Childrens Services represent the tenant’s average rent over the loan term. The tenant’s current in-place annual rent is $2,319,536 ($36.55 per square foot).
(4)	Administration of Childrens Services has the right to terminate their lease on March 15, 2018 by providing 12 months’ written notice with payment of a termination fee equal to $3,005,560 ($47.36 per square foot) and on March 15, 2020 by providing 12 months’ written notice with payment of a termination fee equal to $1,882,283 ($29.66 per square foot).
(5)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for NYC Housing Authority represent the tenant’s average rent over the loan term. The tenant’s current in-place annual rent is $1,826,333 ($29.00 per square foot).
(6)	NYC Housing Authority has a one-time right to terminate its lease on November 30, 2020 by providing 12 months’ written notice with payment of a termination fee equal to $1,952,287 ($31.00 per square foot).
(7)	Visiting Nurse Service of NY did not deliver notice of renewal prior to their notice date of November 30, 2014. See “Cash Flow Analysis” section.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HUTCHINSON METRO CENTER I

The following table presents certain information relating to the lease rollover schedule at the Hutchinson Metro Center I Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	3,850	0.9%	3,850	0.9%	$140,536	$36.50
2015	6	61,185	14.5%	65,035	15.4%	$1,892,978	$30.94
2016	4	28,956	6.9%	93,991	22.2%	$912,791	$31.52
2017	0	0	0.0%	93,991	22.2%	$0	$0.00
2018	3	6,875	1.6%	100,866	23.9%	$256,826	$37.36
2019	5	9,564	2.3%	110,430	26.1%	$382,799	$40.02
2020	0	0	0.0%	110,430	26.1%	$0	$0.00
2021	2	6,500	1.5%	116,930	27.7%	$260,195	$40.03
2022	3	9,824	2.3%	126,754	30.0%	$385,595	$39.25
2023	0	0	0.0%	126,754	30.0%	$0	$0.00
2024	4	142,522	33.7%	269,276	63.7%	$4,646,709	$32.60
2025	3	26,737	6.3%	296,013	70.1%	$1,006,743	$37.65
Thereafter	2	126,439	29.9%	422,452	100.0%	$4,492,888	$35.53
Vacant	0	0	0.0%	422,452	100.0%	$0	$0.00
Total/Weighted Average	34	422,452	100.0%			$14,378,060	$34.03

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Hutchinson Metro Center I Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/1/2015(2)
99.4%	100.0%	99.7%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll. Current Occupancy includes the Visiting Nurse Service of NY space (55,859 square feet; 13.2% of net rentable area). Visiting Nurse Service of NY did not deliver notice of renewal prior to their notice date of November 30, 2014. Current occupancy excluding this tenant is 86.8%.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hutchinson Metro Center I Property:

Cash Flow Analysis

	2012	2013	2014	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$12,756,516	$13,433,672	$13,786,657	$14,378,060(2)	88.7%	$34.03
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	1,211,037	1,107,213	1,322,401	2,478,374	15.3	5.87
Other Income	29,645	34,407	66,217	66,217	0.4	0.16
Less Vacancy & Free Rent	0	0	0	(718,903)(3)	(4.4)	(1.70)
Effective Gross Income	$13,997,198	$14,575,291	$15,175,275	$16,203,748	100.0%	$38.36

Total Operating Expenses	$5,043,300	$5,419,876	$5,894,432	$7,070,708(4)	43.6%	$16.74

Net Operating Income	$8,953,898	$9,155,415	$9,280,842	$9,133,039	56.4%	$21.62
TI/LC	0	0	0	798,975	4.9	1.89
Capital Expenditures	0	0	0	105,613	0.7	0.25
Net Cash Flow	$8,953,898	$9,155,415	$9,280,842	$8,228,451	50.8%	$19.48

NOI DSCR	1.53x	1.56x	1.58x	1.56x
NCF DSCR	1.53x	1.56x	1.58x	1.40x
NOI DY	9.0%	9.2%	9.3%	9.1%
NCF DY	9.0%	9.2%	9.3%	8.2%

(1)	Visiting Nurse Service of NY did not deliver notice of renewal prior to their notice date of November 30, 2014. Current occupancy excluding this tenant is 86.8%, the NOI DSCR and NCF DSCR are 1.39x and 1.23x respectively and the NOI DY and NCF DY are 8.0% and 7.1%, respectively. A $2.0 million reserve was taken for this space, which equates to $35.80 per square foot of Visiting Nurse Service of NY space, or approximately one year of current base rent and reimbursements.
(2)	U/W Base Rent includes rent averaging for two investment-grade rated tenants and contractual rent steps through May 2016 totaling $394,687.
(3)	The underwritten economic vacancy is 5.0%. The Hutchinson Metro Center I Property was 100.0% physically occupied as of April 1, 2015.
(4)	The Hutchinson Metro Center I Property benefits from an Industrial and Commercial Incentive Program (“ICIP”), which results in a reduced property tax expense. The estimated unabated property tax expense for the 2015/2016 assessment year was $2,654,593. The ICIP expires in 2029 and is currently being phased out. The U/W property tax expense of $1,354,875 is based on the unabated tax expense for the 2015 calendar year, less the average benefit of the abatement over the Hutchinson Metro Center I Mortgage Loan term. The taxes are projected to increase from the current level to $2,792,875 by the time the Hutchinson Metro Center I Mortgage Loan matures. According to the leases, most tax increases may be passed through to the tenants (over a base-year stop) at the Hutchinson Metro Center I Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HUTCHINSON METRO CENTER I

Appraisal.  As of the appraisal valuation date of April 1, 2015, the Hutchinson Metro Center I Property had an “as-is” appraised value of $142,000,000.

Environmental Matters.  According to the Phase I environmental report dated April 2, 2015, there was no evidence of any recognized environmental conditions at the Hutchinson Metro Center I Property.

Market Overview and Competition.  The Hutchinson Metro Center I Property is located in the Westchester Heights section of the Bronx, New York, approximately 9.4 miles northeast of Manhattan, along the Hutchinson River Parkway, a north-south parkway connecting the Bronx to Greenwich, Connecticut to the north. The Hutchinson Metro Center I Property is part of the larger Hutchinson Metro Center Complex, a 42.0-acre suburban style campus comprised of four class A office buildings (including the Hutchinson Metro Center I Property) totaling approximately 1.3 million square feet that is approximately 99.0% leased. The Hutchinson Metro Center Complex is comprised of the (i) Hutchinson Metro Center I Property, (ii) the 13-story, 284,979 square-foot multi-tenant 1250 Waters Place Tower One completed in 2008, (iii) the 11-story, 278,133 square-foot 1250 Waters Place Tower Two, completed in 2014 and 100.0% leased to Montefiore Medical Center through September 2030, and (iv) the three-story, 360,000 square-foot mixed-use Hutch Metro Atrium, which features office and medical office space, along with an LA Fitness and restaurants. Further, a new 125-key Marriott Residence Inn Hotel, which opened in May 2015 within the Hutchinson Metro Center Complex. There are also a significant number of hospital and institutional health service uses within the Westchester Heights area, including Calvary Hospital, Albert Einstein Medical Center, Montefiore Medical Center, Jacobi Medical Center, and the Bronx Psychiatric Center, all located within five miles of the Hutchinson Metro Center I Property. The Hutchinson Metro Center I Property is serviced by the Number Six (Lexington Avenue/Pelham) subway line at Westchester Square (1.0 mile south), which is connected to Hutchinson Metro Center I Property by a free shuttle service and various bus lines. As of 2014, the estimated population within a three- and five-mile radius of the Hutchinson Metro Center I Property was 707,650 and 1,689,210, respectively and the average household income within the same radii was $48,925 and $49,817, respectively.

According to a third party market research report, the Hutchinson Metro Center I Property is located in the Bronx office submarket of the Westchester/Southen Connecticut office market. The Bronx office submarket contains approximately 10.2 million square feet of office space in 424 buildings exhibiting a direct vacancy rate of 11.3% as of first quarter 2015. According to the appraisal, the class A Bronx office submarket contains 2.4 million square feet (23.9% of the overall Bronx submarket), exhibiting a vacancy rate of 3.8% as of April 9, 2015 with a current quoted rental rate of $36.42 per square foot, gross. The appraiser concluded to gross rents of $40.00 per square foot for space less than 3,000 square feet, $38.00 for space greater than 3,000 square feet but less than 10,000 square feet and $36.00 per square foot for office space greater than 10,000 square feet.

The following table presents certain information relating to comparable office properties for the Hutchinson Metro Center I Property:

Competitive Set(1)

	Hutchinson Metro Center I (Subject)	Concourse Plaza	1776 Eastchester Road	Hutchinson Metro Center – Tower II	Hutchinson Metro Center – Tower I	Banknote Building	Fordham Plaza
Location	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY
Distance from Subject	--	5.3 miles	0.8 miles	0.1 miles	0.1 miles	4.3 miles	3.6 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1974/2006	2011/NAV	2015/NAV	2012/NAV	2014/NAV	1935/NAV	1933/NAV
Stories	4	5	3	13	11	12	7
Total GLA	422,452 SF	76,710 SF	258,859 SF	284,000 SF	280,000 SF	410,194 SF	550,000 SF
Total Occupancy	100%(2)	96%	100%	91%	100%	91%	100%

(1)	Information obtained from the appraisal.
(2)	Current occupancy includes the Visiting Nurse Service of NY space (55,859 square feet; 13.2% of net rentable area). Visiting Nurse Service of NY did not deliver a notice of renewal prior to their notice date of November 30, 2014. Current Occupancy excluding this tenant is 86.8%.

The Borrower.  The borrower is Hutch Metro Center I LLC, a Delaware limited liability company which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hutchinson Metro Center I Mortgage Loan. Joseph Simone is the guarantor of certain nonrecourse carveouts under the Hutchinson Metro Center I Mortgage Loan.

The Sponsor.  Joseph Simone is the founder of Simone Development, a full-service, privately held commercial and residential real estate and management company. Mr. Simone owns and manages a portfolio of approximately 100 properties in the tri-state area including office, medical, industrial flex, and retail, totaling more than five million square feet. Mr. Simone is currently in the process of settling outstanding litigation, which will be covered by the sponsor’s insurance.

Escrows.  The loan documents provide for upfront reserves in the amount of $229,840 for taxes, $49,688 for deferred maintenance and $2,000,000 for renewal or re-leasing expenses related to the Visiting Nurse Service of NY space. Funds will be disbursed from the Visiting Nurse Service of NY reserve for qualified leasing costs associated with the re-leasing of the Visiting Nurse Service of NY space to one or more acceptable replacement tenants for a term of no less than five years at then market rent. Funds shall not be disbursed until all of the borrower’s work has been completed in connection with the replacement lease, the replacement tenant has taken possession of and is occupying, open for business and paying regularly scheduled unabated base rent and the borrower has delivered to the lender an acceptable tenant estoppel.

Ongoing monthly reserves are required in an amount equal to $42,338 for taxes, $8,801 for replacement reserves and $49,286 for general tenant improvements and leasing commissions (subject to a cap of $1,500,000). The loan documents do not require monthly

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

HUTCHINSON METRO CENTER I

escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Hutchinson Metro Center I Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due.

Lockbox and Cash Management. The Hutchinson Metro Center I Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing net cash flow debt service coverage ratio being less than 1.10x; or (iii) the occurrence of a Mercy Cash Trap Event Period (as defined below). A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of such Mercy Cash Trap Event Period.

A “Mercy Cash Trap Event Period” will commence upon the earlier of (i) Mercy College going dark in substantially all of their space, (ii) Mercy College giving notice of its intention to vacate, surrender or cease to conduct business in substantially all of their space; (iii) the date the Mercy College lease expires or is otherwise terminated (provided, that if Mercy College gives notice of its intention to terminate the lease more than 18 months prior to the stated expiration date of the Mercy Lease (February 27, 2024), a cash flow sweep shall not commence until 18 months prior to the expiration of the lease); and (iv) Mercy College filing bankruptcy or a similar insolvency proceeding. A Mercy Cash Trap Event Period will be cured, with regard to clause (i), (ii) and (iii), (a) upon Mercy College resuming operations in their space, the Mercy College lease being in full force and effect and the borrower delivering an acceptable estoppel or (b) upon the Mercy College space being re-leased to an acceptable replacement tenant (or tenants) for a term of no less than five years at then-market rent, the borrower’s work being completed in connection with the replacement lease, the replacement tenant taking possession  of and occupying the Mercy College Space, being open for business and paying regularly scheduled unabated base rent, and the borrower delivering to the lender an acceptable tenant estoppel; and with regard to clause (iv), the earlier to occur of (1) the Mercy College insolvency proceeding being terminated and the Mercy College lease being affirmed, assumed or assigned or (2) the Mercy College space being re-leased to an acceptable replacement tenant, as outlined in clause (b) directly above. Provided a Cash Trap Event Period has not occurred and is not continuing, the amount collected as a result of a Mercy Cash Trap Event Period shall be capped at one year of rent (after the date on which the particular trigger occurred) plus the tenant improvements and leasing commissions the lender estimates will be incurred in connection with the re-leasing of the space.

Property Management.  The Hutchinson Metro Center I Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a two-time right to transfer the Hutchinson Metro Center I Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hutchinson Metro Center I Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

No. 2 Cathedral Place

Loan Information				Property Information
Mortgage Loan Seller:	Walker & Dunlop Commercial Property Funding, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$39,900,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$39,900,000			Location:	Milwaukee, WI
% of Initial Pool Balance:	[ ]%			Size:	219,778 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$181.55
Borrower Name(1):	Cathedral Place, LLC			Year Built/Renovated:	2004/NAP
Sponsor:	Joel S. Lee			Title Vesting:	Fee
Mortgage Rate:	4.125%			Property Manager:	Self-managed
Note Date:	February 10, 2015			3rd Most Recent Occupancy (As of)(3):	98.4% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	99.2% (12/31/2013)
Maturity Date:	March 1, 2025			Most Recent Occupancy (As of)(3):	88.1% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of)(4):	88.1% (1/1/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,828,889 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,190,167 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(5):	$3,423,365 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenue:	$6,150,769
				U/W Expenses:	$2,556,668
				U/W NOI:	$3,594,101
				U/W NCF:	$3,276,228
Escrows and Reserves(2):				U/W NOI DSCR:	1.55x
				U/W NCF DSCR:	1.41x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.0%
Taxes	$271,791	$90,597	NAP	U/W NCF Debt Yield:	8.2%
Insurance	$19,469	$4,867	NAP	As-Is Appraised Value:	$57,000,000
Replacement Reserve	$0	$3,663	$205,000	As-Is Appraisal Valuation Date:	January 7, 2015
TI/LC Reserve(6)	$3,354,587	$22,826	$1,300,000	Cut off Date LTV Ratio	70.0%
Free Rent	$141,705	$0	NAP	LTV Ratio at Maturity or ARD:	59.2%

(1)	See “The Borrower” section.
(2)	See “Escrows” section.
(3)	Historical Occupancy is based on the simple average of the monthly occupancies for the applicable calendar year. Monthly occupancy is calculated as the weighted average of the office and retail occupancy, excluding storage and fitness center spaces.
(4)	Current Occupancy as of 1/1/2015 does not include the EDI expansion space of 9,951 square feet (4.5% of net rentable area), and does include Capricio Salon space of 3,481 square feet (1.5% of net rentable area) and vacated 2/28/2015. Current Occupancy including the EDI expansion space and excluding the Capricio Salon space is 91.1%. See “Historical Occupancy” for further detail.
(5)	NOI was lower in 2014 due to Deloitte giving back a total of 33,115 square feet (15.1% of net rentable are) when their initial 10-year lease term expired. Of this space, EDI took 16,701 square feet (7.6% of net rentable area) and First Merit Bank took 7,322 square feet (3.35 of net rentable area).
(6)	Initial TI/LC reserve represents unpaid TI obligations of $2,312,269 for Deloitte, $511,320 for First Merit, and $530,998 for EDI.

The Mortgage Loan.  The mortgage loan (the “Cathedral Place Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a mixed-use office and retail building located in Milwaukee, Wisconsin (the “Cathedral Place Property”).   The Cathedral Place Mortgage Loan was originated on February 10, 2015 by Walker & Dunlop Commercial Property Funding I WF, LLC.  The Cathedral Place Mortgage Loan had an original principal balance of $39,900,000, has an outstanding principal balance as of the Cut-off Date of $39,900,000 and accrues interest at an interest rate of 4.125% per annum. The Cathedral Place Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Cathedral Place Mortgage Loan matures on March 1, 2025.

Following the lockout period, the borrower has the right to defease the Cathedral Place Mortgage Loan in whole, but not in part, on any date before December 1, 2024. In addition, the Cathedral Place Mortgage Loan is prepayable without penalty on or after December 1, 2024. Notwithstanding the foregoing, any defeasance or prepayment of the Cathedral Place Mortgage Loan must be simultaneous with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

CATHEDRAL PLACE

the defeasance or prepayment of the Cathedral Place – Parking Mortgage Loan. The Cathedral Place – Parking Mortgage Loan is secured by a nine-floor, 941 space parking deck that is located adjacent to the Cathedral Place Property.

Sources and Uses

Sources			Uses
Original loan amount	$39,900,000	87.5%	Loan payoff	$29,500,000	64.7%
Sponsor new cash contribution	5,680,071	12.5	Payoff to BMO Harris(1)	10,829,185	23.8
			Reserves	3,496,292	7.7
			Closing Costs	1,754,594	3.8
Total Sources	$45,580,071	100.0%	Total Uses	$45,580,071	100.0%

(1)	Payoff to BMO Harris represented a payoff of a line of credit to the Lee Family Partnership.

The Property. The Cathedral Place Property comprises two condominium units (see “Condominium Structure” below) within an 18-story, mixed-use office and retail building located in the central business district of Milwaukee, Wisconsin.

The office condominium (Unit 1) is comprised of approximately 203,379 square feet (92.3% of net rentable area of the Cathedral Place Property) and is situated on floors 11-18 of the Cathedral Place Property. The space is accessed through an approximately 4,000 square foot office-only lobby entrance on Wells Street and is serviced by four high-speed elevators. The ground-floor retail condominium (Unit 2) consists of approximately 16,887 square feet (7.7% of net rentable area) and has frontage along Jackson, Mason, and Wells Streets.  Currently, the only retail tenants are BW Holdings (doing business as Ward’s House of Prime) which leases 6,528 square feet and First Merit Bank which leases 1,200 square feet.

Major tenants at the Cathedral Place Property include Whyte Hirschboeck Dudek (“WHD”), Executive Director, Inc. (“EDI”), and S.C.Deloitte & Touche USA (“Deloitte”). WHD is a full-service law firm with offices in Milwaukee, Madison, Wisconsin, and Chicago and has more than 150 professionals practicing in more than 50 industry and specialty areas. The firm is headquartered at the Cathedral Place Property. EDI provides professional services for national and international medical, certification, and scientific associations. Deloitte provides audit, tax, consulting, enterprise risk, and financial advisory services with over 200,000 professionals in 150 countries. The Cathedral Place Property was 86.0% physically occupied as of January 1, 2015.

The Cathedral Place Property is situated adjacent to the Cathedral Place – Parking Property. The office and retail tenants will have access to the parking garage via a perpetual Parking Easement Agreement, Option to Lease Parking Stalls Agreement, and Memorandum of Option to Lease Parking Stalls under which the parking condominium unit gives the office and retail tenants rights to lease 433 spaces (the current amount presently leased by the office and retail tenants) at market rates.

The office space has direct access to the Cathedral Place – Parking Property as well as 37 stalls within the 100-space underground parking garage shared with the residential condominiums (Unit 4 – see “Condominium” section). Parking for the retail stores is provided by 15 spaces of allocated ground-floor parking, as well as the parking garage (Unit 3). The 26 residential condominium units (Unit 4), which is not part of the collateral for the Cathedral Place Loan, is situated on floors 2-10, and is accessible through a separate entrance on Wells Street.

Condominium Structure.  The Cathedral Place Office & Retail Property is comprised of two condominium units: the office unit (Unit 1) and the retail unit (Unit 2) of the Cathedral Place Condominium Association, Inc. (the “Master Association”). The Master Association also includes a third condominium unit consisting of a 941 space parking garage (see “The Property” section), and a fourth condominium unit consisting of 26 residential condominium units (see “The Property” section). The Cathedral Place Office & Retail Loan borrower has a combined 47% voting interest in the Master Association and the ability to control the making of certain operational decisions, along with the right to vote or appoint directors on behalf of the office and retail units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

CATHEDRAL PLACE

The following table presents certain information relating to the tenancy at the Cathedral Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P) (1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Whyte Hirschboeck Dudek S.C.	NR/NR/NR	93,859	42.7%	$18.73	$1,757,792	42.1%	11/30/2020
Deloitte & Touche USA, LLP	NR/NR/NR	37,476	17.1%	$28.41	$1,064,693	25.5%	10/31/2024(3)
Executive Director, Inc. (2)	NR/NR/NR	51,853	23.6%	$18.50	$959,280	23.0%	6/30/2030(4)
First Merit Bank	NR/A3/BBB+	9,010	4.1%	$30.66	276,252	6.6%	11/14/2024(5)
BW Holdings	NR/NR/NR	6,528	3.0%	$17.99	117,439	2.8%	2/28/2018
Fitness Center(6)	NR/NR/NR	1,411	0.6%	$0.00	$0.00	0.0%	NAP
Total Major Tenants		200,137	91.1%	$20.86	$4,175,456	100.0%

Occupied Collateral Total		200,137	91.1%	$20.86	$4,175,456	100.0%

Vacant Space		19,641	8.9%

Collateral Total		219,778	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Executive Director, Inc. recently executed a lease for 9,951 square feet of expansion space (4.5% of net rentable area). They are expected to take occupancy on June 6, 2015 and will commence rent payments on July 1, 2015. A reserve for free rent and TI/LC was taken.
(3)	Deloitte & Touche USA, LLP has the one-time right to terminate one of its two leases (10,526 square feet; 4.8% of net rentable area) on October 31, 2019 with 12 months’ notice and a termination fee of $181,000.
(4)	Executive Director, Inc. has the one-time right to terminate the lease for the expansion space (9,951 square feet; 4.5% of net rentable area) on June 15, 2020 with 180 days’ notice.
(5)	First Merit Bank has the one-time right to terminate their leases (9,010 square feet; 4.1% of net rentable area) on December 31, 2020 with 270 days’ notice and a termination fee of $255,000.
(6)	The Fitness Center does not have a lease and does not pay rent.

The following table presents certain information relating to the lease rollover schedule at the Cathedral Place Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,411	0.1%	1,411	0.1%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	1	6,528	3.6%	7,939	3.7%	$117,439	$17.99
2019	0	0	0.0%	7,939	3.7%	$0	$0.00
2020	7	93,859	42.7%	101,798	46.4%	$1,757,792	$18.73
2021	0	0	0/0%	101,798	46.4%	$0	$0.00
2022	0	0	0.0%	101,798	46.4%	$0	$0.00
2023	0	0	0.0%	101,798	46.4%	$0	$0.00
2024	5	46,486	21.1%	148,284	67.5%	$1,340,945	$28.85
2025	0	0	0	148,284	67.5%	$0	$0.00
Thereafter	3	51,853	23.6%	200,137	91.1%	$959,280	$18.50
Vacant	0	19,641	8.9%	219,778	100.0%	$0	$0.00
Total/Weighted Average	17	219,778	100.0%			$4,175,456	$20.86

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

CATHEDRAL PLACE

The following table presents historical occupancy percentages at the Cathedral Place Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	1/1/2015(1)(2)
98.4%	99.2%	88.1%	88.1%

(1)	Information obtained from the borrower.
(2)	Current Occupancy as of 1/1/2015 does not include the EDI expansion space of 9,951 square feet (4.5% of net rentable area), and does include Capricio Salon space of 3,481 square feet (1.5% of net rentable area) and vacated 2/28/15. Current Occupancy including the EDI expansion space and excluding the Capricio Salon space is 91.1%.

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cathedral Place Property:

Cash Flow Analysis

	2012	2013	12/31/2014(1)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,611,148	$4,792,629	$3,702,507	$4,175,456	83.7%	$20.86
Grossed Up Vacant Space	0	0	0	408,155	0.0%
Total Reimbursables	1,808,672	2,040,690	2,345,404	2,066,832	15.3%	9.40
Other Income	85,825	94,468	122,326	101,570	0.4%	0.46

Less Vacancy & Credit Loss	0	0	0	(601,244)	(4.4%)	2.74
Effective Gross Income	$6,505,645	$6,927,787	$6,170,237	$6,150,769	100.0%	$27.98

Total Operating Expenses	$2,683,756	$2,737,621	$2,746,872	$2,556,668	41.6%	$11.63

Net Operating Income	$3,821,889	$ 4,190,167	$3,423,365	$3,594,101	58.4%	$16.35
TI/LC	0	0	0	273,918	4.6%	1.25
Capital Expenditures	0	0	0	43,956	0.1%	0.20
Net Cash Flow	$3,821,889	$4,190,167	$3,423,365	$3,276,228	53.3%	$14.90

NOI DSCR	1.65x	1.81x	1.48x	1.55x
NCF DSCR	1.65x	1.81x	1.48x	1.41x
NOI DY	9.6%	10.5%	8.6%	9.0%
NCF DY	9.6%	10.5%	8.6%	8.2%

(1)	Base Rent and Net Operating Income was lower in 2014 due to Deloitte giving back a total of 33,115 square feet (15.1% of net rentable area) when their initial 10-year lease term expired. Of this space, EDI took 16,701 square feet (7.6% of net rentable area) and First Merit Bank took 7,322 square feet (3.3% of net rentable area).

Appraisal. As of the appraisal valuation date of January 7, 2015, the Cathedral Place Property had an “as-is” appraised value of $57,000,000.

Environmental Matters.  The Phase I environmental site assessment dated January 23, 2015 revealed no evidence of recognized environmental conditions.

Market Overview and Competition.  The Cathedral Place Property is located at 555 & 535 East Wells Street in the central business district of Milwaukee, Wisconsin. The immediate neighborhood consists of a mix of class A and class B office buildings. Most land in the neighborhood is fully developed.

The Cathedral Place Property benefits from close proximity to restaurants, hotels, and other services. Numerous new clubs, upscale restaurants, and bars have recently opened immediately to the southwest along Milwaukee Street, making this location a very popular downtown destination among office tenants. The surrounding area also is home to large banks, law and accounting firms, and other large corporate tenants including the headquarters campus of Northwestern Mutual Life Insurance Company, which is located one block east of the Property, and the U.S. Bank regional headquarters located three blocks southeast. The Property is four blocks north of the Interstate-794 on and off ramps, which provide immediate access to Interstate-94 (the major north-south interstate running to and from Chicago) and the entire Milwaukee metropolitan statistical area.

The estimated 2014 population within a half-, one-, and two-mile radius of the Cathedral Place Property was 7,748, 23,458, and 79,133, respectively, and the population within the same half-, one-, and two-mile radii is expected to grow at 0.93%, 1.40%, and 0.72% annually, respectively. The estimated 2014 median household income within the same half-, one-, and two-mile radii was $45,116, $44,026, and $27,597 respectively.

The Property is located in the Milwaukee-Waukesha-West Allis metropolitan statistical area. The estimated 2014 population of the metropolitan statistical area was 1,571,200, a 0.1% increase from 2013 estimated population of 1,569,700. After trailing behind the U.S.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

CATHEDRAL PLACE

and Wisconsin for the first half of 2014, the employment growth of the Milwaukee-Waukesha-West Allis metropolitan statistical area is now on par with the nation’s and above the state average. Total employment in 2014 was at 839,400, a 1.6% increase from 826,400 in 2013. The unemployment rate was at 6.2% as of October, 2014.

According to the appraisal, the education and health services sector contributes 18.4% of total employment in the metropolitan statistical area, followed by manufacturing sector (14.4%) and professional and business services sector (14.3%). The top six employers in the metropolitan statistical area are: Aurora Health Care Inc. (22,000 employees), Wheaton Franciscan Healthcare (12,000 employees), Froedtert and Community Health (8,900 employees), Roundy’s Inc. (8,400 employees), Kohl’s Department Stores Inc. (7,800 employees), and Northwestern Mutual Insurance (5,000 employees).

According to the appraisal, the Cathedral Place Property is located within the Downtown East Office market.  The Downtown East Office market is bound by Interstate 794 to the south, the Milwaukee River to the west, highway 145/East Knapp Street to the north, and Lake Michigan to the east. According to the appraisal, as of the third quarter of 2014, the Downtown East submarket had an inventory of 8.2 million square feet, exhibiting a vacancy rate of 13.8% with asking rents of $25.88 per square foot on a gross basis.

According to a third-party market research report, as of the first quarter of 2015, the Downtown East Office submarket is the most desirable in the central business district and rents are 10% greater than comparable office buildings in the Downtown West submarket. The third-party market research report indicated a vacancy rate of 8.90% for 4 & 5 star office properties in the Downtown East Office submarket.

The following table presents certain information relating to comparable retail properties for the Cathedral Place Property:

Competitive Set(1)

	Cathedral Place (Subject)	The Milwaukee Center	Chase Tower	100 East Building	US Bank Center	875 E Wisconsin Avenue
Location	Milwaukee, WI	Milwaukee, WI	Milwaukee, WI	Milwaukee, WI	Milwaukee, WI	Milwaukee, WI
Distance from Subject	--	0.4 miles	0.4 miles	0.3 miles	0.3 miles	0.4 miles
Property Type	Office/Retail	Office	Office	Office	Office	Office
Year Built/Renovated	2003/NAP	1988/NAP	1961/NAP	1989/NAP	1971/NAP	2003/NAP
Stories	19	28	22	35	42	8
Total GLA	219,778 SF	373,489 SF	485,153 SF	423,723 SF	1,079,021 SF	209,209 SF
Total Occupancy	91%	96%	84%	95%	98%	100%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Cathedral Place, LLC, a Wisconsin limited liability company and a single purpose entity whose managing member has two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cathedral Place Mortgage Loan. Joel S. Lee is the guarantor of certain nonrecourse carveouts under the Cathedral Place Mortgage Loan.

The Sponsor. The sponsor is Joel S. Lee.  Mr. Lee developed the Cathedral Place Property in 2003/2004 for a total cost of $33,970,000 plus an additional $11,000,000 for TI/LC since 2005.  Mr. Lee is the owner of Van Buren Management, Inc., which was established by Mr. Lee in the 1970’s and controls a portfolio of approximately 2,000,000 square feet of primarily office space in downtown Milwaukee.

Escrows. The loan documents require upfront reserves of $271,791 for real estate taxes, $19,469 for insurance premiums, $141,705 for free rent ($76,705 for EDI with an anticipated rent commencement date of July 1, 2015, and $65,000 for First Merit), and $3,354,587 for tenant improvements ($2,312,269 for Deloitte, $511,320 for First Merit Bank, and $530,998 for EDI).  The loan documents require monthly deposits into the reserve accounts of $90,597 for real estate taxes, $4,867 for insurance, $22,826 for  tenant improvements and leasing commissions (capped at $1,300,000), and $3,663 for replacement reserves (capped at $205,000).

Lockbox and Cash Management. The Cathedral Place Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt.  Funds are then swept into a cash management account controlled by the lender, and prior to the occurrence of a Cash Trap Event Period (as defined below) or a Primary Lease Termination/Extension Event (as defined below), funds are distributed to the borrower’s operating account.  During a Cash Trap Event Period, all excess cash flow is deposited into the excess cash reserve account and/or the Primary Lease reserve account. During a Primary Lease Termination/Extension Event, all excess cash flow is deposited into the primary lease reserve account.

A “Cash Trap Event Period” will commence upon the earlier of  (i) the occurrence and continuance of an event of a default, (ii) the amortizing debt service coverage ratio based on the trailing 12 calendar months falling below 1.15x, (iii) WHD (“Primary Tenant”) being in monetary default under its lease and (iv) WHD or any other tenant that occupies over 20% of the net rentable area at the Cathedral Place Property (“Non-Primary Tenant”) going dark or subletting more than 50% of its space or vacating or giving notice of its intent to vacate the leased space or becoming a debtor in an insolvency proceeding that is not dismissed within 90 days. Such excess cash flow will continue to be collected until the Cathedral Place Property achieves an amortizing debt service coverage ratio of at least 1.15x for six

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

CATHEDRAL PLACE

consecutive months and no event of default then exists. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date the amortizing debt service coverage ratio is at least 1.15x for six consecutive months; with regard to clause (iii), upon the occurrence of a Primary Lease Termination/Extension Event Cure (as defined below); and with regard to clause (iv), upon the occurrence of a Trigger Event Cure (as defined below).

“Primary Lease” refers to the lease with WHD. A “Primary Lease Termination/Extension Event Cure” means (i) either (1) (A) execution and delivery of an extension of the Primary Lease, in form and substance acceptable to the lender in its discretion, and (B) delivery of an executed estoppel certificate from the Primary Tenant with respect to the Primary Lease; or (2) (A) execution and delivery of a replacement lease or leases for the entirety of the Primary Lease space, which replacement lease or leases (x) has an expiration date that is at least two years after the March 1, 2025, and (y) are in form and substance acceptable to the lender in its discretion (provided that the lender acknowledges and agrees that the current terms of the Primary Lease are satisfactory to the lender and the terms that result in a net effective rental and reimbursement equivalent to the current terms of the Primary Lease are satisfactory to the lender), and (B) delivery of an executed estoppel certificate from the applicable replacement tenant or tenants under the replacement lease or leases set forth in subsection (2)(A) above; and (ii) no Cash Trap Event Period has occurred and is then-continuing.

“Trigger Event Cure” means the occurrence of any of the following, as applicable: (i) the new Primary/Non-Primary Tenant trigger lease conditions have been satisfied, or (ii) with respect to trigger event described in clause (iv) under the definition of “Cash Trap Event Period”, the Primary/Non-Primary Tenant lease has been assumed by the applicable Primary/Non-Primary Tenant in accordance with applicable law, such assumption has been approved by the appropriate bankruptcy court having jurisdiction over such matter and such Primary/Non-Primary Tenant is no longer involved in any bankruptcy or insolvency proceeding.

Property Management.  The Cathedral Place Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Cathedral Place Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the proposed transferee and transferee’s principal have the creditworthiness, reputation, and qualifications to the lender’s satisfaction, as well as an aggregate net worth and liquidity reasonably acceptable to the lender; (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates; and (iv) the “Cathedral Place – Parking Mortgage Loan” is assumed simultaneously.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Cathedral Place Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, so long as the lender determines that either (i) prudent owners of real estate comparable to the Cathedral Place Property are maintaining the same level of coverage or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

No. 3 – 150 Royall Street

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$38,187,500			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$38,187,500			Location:	Canton, MA
% of Initial Pool Balance:	[ ]%			Size:	259,341 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$147.25
Borrower Name:	BAC Canton Holdings LLC			Year Built/Renovated:	1985/2007
Sponsors:	Jay O. Hirsh; James S. Hughes			Title Vesting:	Fee
Mortgage Rate:	4.140%			Property Manager:	Self-managed
Note Date:	May 27, 2015			3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(2):	NAV
Maturity Date:	June 11, 2025			Most Recent Occupancy(2):	NAV
IO Period:	60 months			Current Occupancy (As of)(3):	100.0% (4/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(2):	NAV
Call Protection:	L(24),D(92),O(4)			Most Recent NOI(2):	NAV
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$6,382,931
				U/W Expenses:	$2,802,786
				U/W NOI:	$3,580,145
				U/W NCF:	$3,136,672
Escrows and Reserves(1):				U/W NOI DSCR:	1.61x
				U/W NCF DSCR:	1.41x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.4%
Taxes	$125,155	$62,578	NAP	U/W NCF Debt Yield:	8.2%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$58,900,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 25, 2015
TI/LC Reserve	$0	$27,015	NAP	Cut-off Date LTV Ratio:	64.8%
Gray, Gray & Gray Reserve	$187,253	$0	NAP	LTV Ratio at Maturity or ARD:	59.0%

(1)	See “Escrows” section.
(2)	Historical occupancy and financials are not available, as the borrower recently acquired the 150 Royall Street Property, which was previously owner-occupied.
(3)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “150 Royall Street Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an office building located in Canton, Massachusetts (the “150 Royall Street Property”). The 150 Royall Street Mortgage Loan was originated on May 27, 2015 by Wells Fargo Bank, National Association. The 150 Royall Street Mortgage Loan had an original principal balance of $38,187,500, has an outstanding principal balance as of the Cut-off Date of $38,187,500 and accrues interest at an interest rate of 4.140% per annum. The 150 Royall Street Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 150 Royall Street Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the 150 Royall Street Mortgage Loan in whole, but not in part, on any date before March 11, 2025. In addition, the 150 Royall Street Mortgage Loan is prepayable without penalty on or after March 11, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$38,187,500	64.0%	Purchase price	$58,000,000	97.3%
Sponsor’s new cash contribution	21,437,751	36.0	Reserves	312,408	0.5
			Closing costs	1,312,843	2.2
Total Sources	$59,625,251	100.0%	Total Uses	$59,625,251	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

150 ROYALL STREET

The Property. The 150 Royall Street Property is a two-story, class A suburban office building totaling 259,341 square feet located in Canton, Massachusetts, approximately 15.5 miles southwest of the Boston central business district. Built in 1985 and renovated in 2007, the 150 Royall Street Property is situated on a 20.2-acre parcel and amenities include a landscaped indoor atrium, 7,900-square-foot fitness center with locker rooms, conference center, full-service cafeteria and shuttle service. The building’s main entrance has a full-time security guard and opens into the central atrium area. Tenant Gray, Gray & Gray has a private entrance that leads directly into its space. The 150 Royall Street Property comprises 1,080 surface parking spaces, resulting in a parking ratio of 4.2 spaces per 1,000 square feet of rentable area. As of April 1, 2015, the 150 Royall Street Property was 100.0% leased by three tenants.

The largest tenant at the 150 Royall Street Property is Chicago Bridge & Iron (“CB&I”; NYSE: CBI; market cap of approximately $5.9 billion as of June 2015), which accounts for 72.8% of the net rentable area and 69.0% of the underwritten base rent. With 125 years of experience and approximately 54,000 employees, CB&I is one of the world’s largest engineering, procurement and construction companies focused on the global energy industry. CB&I offers a wide range of services including design, engineering, construction, fabrication, maintenance and environmental services.

The following table presents certain information relating to the tenancy at the 150 Royall Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
CB&I(2)	NR/NR/NR	188,857	72.8%	$23.50	$4,438,140	69.0%	1/31/2023(3)
OneBeacon	NR/NR/NR	41,185	15.9%	$28.50	$1,173,773	18.3%	3/31/2025
Gray, Gray & Gray(4)	NR/NR/NR	29,299(5)	11.3%	$27.92	$818,028	12.7%	4/1/2030(6)
Total Major Tenants		259,341	100.0%	$24.79	$6,429,940	100.0%

Vacant Space		0	0.0%

Collateral Total		259,341	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2015 totaling $122,347.
(2)	CB&I is currently not utilizing approximately 35,000 square feet of its space.
(3)	CB&I has the right to terminate its lease on August 31, 2018 with 12 months’ written notice and payment of a termination fee equal to approximately $9.2 million.
(4)	Gray, Gray & Gray is in a free rent period and will commence rent payments in July 2015.
(5)	3,480 square feet of Gray, Gray & Gray’s space is expansion space that is currently leased by OneBeacon. Gray, Gray & Gray is obligated by the terms of its lease to take over the expansion space no later than April 2020. Until Gray, Gray & Gray takes over its expansion space, OneBeacon is responsible for rent payments at Gray, Gray & Gray’s contractual rental rate.
(6)	Gray, Gray & Gray has the right to terminate its lease on June 30, 2025 with 12 months’ written notice and payment of a termination fee equal to approximately $1.3 million.

The following table presents certain information relating to the lease rollover schedule at the 150 Royall Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	1	188,857	72.8%	188,857	72.8%	$4,438,140	$23.50
2024	0	0	0.0%	188,857	72.8%	$0	$0.00
2025	1	41,185	15.9%	230,042	88.7%	$1,173,773	$28.50
Thereafter	1	29,299	11.3%	259,341	100.0%	$818,028	$27.92
Vacant	0	0	0.0%	259,341	100.0%	$0	$0.00
Total/Weighted Average	3	259,341	100.0%			$6,429,940	$24.79

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

150 ROYALL STREET

The following table presents historical occupancy percentages at the 150 Royall Street Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/1/2015(2)
NAV	NAV	NAV	100.0%

(1)	Historical occupancy is not available, as the sponsor recently acquired the 150 Royall Street Property, which was previously owner-occupied.
(2)	Information obtained from the underwritten rent roll. CB&I is currently not utilizing approximately 35,000 square feet of its space. Excluding this space, the physical occupancy is 86.5%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 150 Royall Street Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,429,940	100.7%	$24.79
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	403,087	6.3	1.55
Less Vacancy	(450,096)(2)	(7.1)	(1.74)
Effective Gross Income	$6,382,931	100.0%	$24.61

Total Operating Expenses	$2,802,786	43.9%	$10.81

Net Operating Income	$3,580,145	56.1%	$13.80

TI/LC	389,012	6.1	1.50
Capital Expenditures	54,462	0.9	0.21
Net Cash Flow	$3,136,672	49.1%	$12.09

NOI DSCR	1.61x
NCF DSCR	1.41x
NOI DY	9.4%
NCF DY	8.2%

(1)	Historical financials are not available, as the borrower recently acquired the 150 Royall Street Property, which was previously owner-occupied.
(2)	The underwritten economic vacancy is 7.0%. The 150 Royall Street Property was 100.0% leased and 86.5% physically occupied as of April 1, 2015.

Appraisal. As of the appraisal valuation date of February 25, 2015, the 150 Royall Street Property had an “as-is” appraised value of $58,900,000.

Environmental Matters. According to a Phase I environmental site assessment dated February 25, 2015, there was no evidence of any recognized environmental conditions at the 150 Royall Street Property.

Market Overview and Competition. The 150 Royall Street Property is located in Canton, Norfolk County, Massachusetts, approximately 15.5 miles southwest of the Boston central business district and 35.3 miles northeast of Providence, Rhode Island. The 150 Royall Street Property is situated along the south side of Royall Street, which runs parallel to Interstate 93, a major north/south artery. In addition to Interstate 93, primary access to the surrounding area is provided by Interstate 95, and secondary access is provided by Routes 1 and 138. In addition, the 150 Royall Street Property is located two miles northeast of the Canton Center Station of the local Massachusetts Bay Transportation Authority Commuter Rail line, which provides direct access to downtown Boston. The 150 Royall Street Property is situated within a commercial area that is home to the headquarters of notable commercial tenants including Dunkin Brands and Reebok International. According to a third-party market research report, as of 2015, the estimated population within a three- and five-mile radius of the 150 Royall Street Property was 38,100 and 189,646, respectively, and the median household income within the same radii was $86,415 and $76,329, respectively.

According to a third-party market research report, the 150 Royall Street Property is situated within the Route 1 South submarket of the Boston office market. As of the first quarter of 2015, the submarket reported a total inventory of 245 properties totaling approximately 8.0 million square feet with a 9.5% vacancy rate. The submarket reported a class A inventory comprising 18 properties totaling approximately 3.0 million square feet with a 7.7% vacancy rate. The appraiser concluded to a market rent for the 150 Royall Street Property of $27.50 per square foot, full service gross, which is approximately 10.9% above the average underwritten base rent.

The following table presents certain information relating to comparable properties to the 150 Royall Street Property:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

150 ROYALL STREET

Competitive Set(1)

	150 Royall Street (Subject)	Dedham Executive Center	45 Shawmut Road	Watermill Center	Hobbs Brook Office Park	Charles River Place
Location	Canton, MA	Dedham, MA	Canton, MA	Waltham, MA	Waltham, MA	Needham, MA
Distance from Subject	--	8.6 miles	4.8 miles	15.6 miles	19.4 miles	11.3 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1985/2007	1974/2007	1998/NAP	1984/NAP	1989/2005	1995/1998
Stories	2	3	3	6	4	2
Total GLA	259,341 SF	178,292 SF	66,000 SF	206,722 SF	440,000 SF	103,000 SF
Total Occupancy	100%	93%	100%	93%	92%	100%

(1)	Information obtained from the appraisal and third-party market research reports.

The Borrower. The borrower is BAC Canton Holdings LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 150 Royall Street Mortgage Loan. Jay O. Hirsh and James S. Hughes are the guarantors of certain nonrecourse carveouts under the 150 Royall Street Mortgage Loan.

The Sponsors. The sponsors are Jay O. Hirsh and James S. Hughes. Mr. Hirsh is the co-founder and managing partner of Jumbo Capital Management (“JCM”) and has extensive experience with real estate acquisitions, construction and renovation throughout the Boston metropolitan area. JCM has more than $75.0 million in equity under management with 17 properties totaling more than 1.0 million square feet. JCM’s portfolio comprises a variety of tenants including Oracle, Amphenol, Morgan Stanley, AT&T, Verizon, HUB International, Preferred Freezer Services and Waddington North America. Mr. Hughes is the founder and principal of Boston Andes Capital (“BAC”). BAC is a real estate investment, consulting, asset management and development firm headquartered in Boston. Since 2011, BAC has participated in a variety of real estate projects in the New England area, and assets currently under management include existing and new development office and apartment buildings.

Escrows. The loan documents provide for upfront reserves in the amount of $125,155 for real estate taxes and $187,253 for potential tenant improvements and leasing commissions (“TI/LCs”) related to the expansion space to be occupied by Gray, Gray & Gray. The loan documents also provide for ongoing monthly reserves of $62,578 for real estate taxes and $27,015 for general TI/LCs. The loan documents do not require monthly replacement reserves as long as (a) no event of default has occurred; and (b) the 150 Royall Street Property is being adequately maintained. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred; (ii) the 150 Royall Street Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. The 150 Royall Street Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower deposit all rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.15x at the end of any calendar quarter; or (iii) the occurrence of a Tenant Trigger Event (as defined below). A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of such Tenant Trigger Event.

A “Tenant Trigger Event” will commence upon either CB&I or OneBeacon (or either tenant’s parent company, as applicable) (i) filing for bankruptcy or becoming insolvent; (ii) defaulting under its lease; (iii) receiving a rent abatement; (iv) indicating its intention to terminate its lease; (v) going dark; or (vi) failing to exercise its extension option at least (a) 18 months prior to its lease expiration date for CB&I and (b) 12 months prior to its lease expiration date for OneBeacon. A Tenant Trigger Event will be cured, with regard to clause (i), upon the applicable tenant having its lease affirmed in connection with a plan of reorganization and commencing the payment and performance of its obligations under such lease; and with respect to clauses (ii) through (vi), upon the applicable tenant resuming operations in accordance with the terms of its lease for a period of 60 days. In addition, a Tenant Trigger Event triggered by clauses (i) through (vi) will be cured upon the date on which the applicable tenant’s space has been leased to one or more replacement tenants acceptable to the lender; such replacement tenants are paying full, unabated rent, and are in occupancy of and utilizing their space; and all required tenant improvements required under such replacement tenant lease have been completed.

Property Management. The 150 Royall Street Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the 150 Royall Street Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

150 ROYALL STREET

assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 150 Royall Street Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

No. 4 – WP Carey Self Storage Portfolio VII

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$37,245,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$37,245,000			Location:	Various – See Table
% of Initial Pool Balance:	[ ]%			Size:	650,686 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$57.24
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Corporate Property Associates 18 – Global Incorporated			Title Vesting:	Fee
Mortgage Rate:	4.300%			Property Manager(3):	Various
Note Date:	May 27, 2015			3rd Most Recent Occupancy (As of)(4):	NAV (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	80.7% (12/31/2013)
Maturity Date:	June 11, 2025			Most Recent Occupancy (As of)(4):	84.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(4):	88.3% (Various)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of) (5):	$3,059,624 (Various)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,613,336 (12/31/2014)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(5):	$3,760,875 (Various)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$5,789,282
Additional Debt Type:	NAP			U/W Expenses:	$2,407,887
				U/W NOI:	$3,381,395
				U/W NCF:	$3,249,081
				U/W NOI DSCR:	2.08x
Escrows and Reserves(2):				U/W NCF DSCR:	2.00x
				U/W NOI Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.7%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$57,350,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(6):	Various
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.9%
Amortization Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	64.9%

(1)	See “The Borrowers” section.
(2)	See “Escrows” section.
(3)	See “Property Management” section.
(4)	See “Historical Occupancy” section.
(5)	See “Cash Flow Analysis” section.
(6)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “WP Carey Self Storage Portfolio VII Mortgage Loan”) is evidenced by a single promissory note that is secured by first mortgages encumbering nine self storage properties located in five states (the “WP Carey Self Storage Portfolio VII Properties”). The WP Carey Self Storage Portfolio VII Mortgage Loan was originated on May 27, 2015 by Wells Fargo Bank, National Association. The WP Carey Self Storage Portfolio VII Mortgage Loan had an original principal balance of $37,245,000, has an outstanding principal balance as of the Cut-off Date of $37,245,000 and accrues interest at an interest rate of 4.300% per annum. The WP Carey Self Storage Portfolio VII Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term on the WP Carey Self Storage Portfolio VII Mortgage Loan. The WP Carey Self Storage Portfolio VII Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the WP Carey Self Storage Portfolio VII Mortgage Loan in whole or in part (see “Partial Release” section), on any day before March 11, 2025. In addition, the WP Carey Self Storage Portfolio VII Mortgage Loan is prepayable without penalty on or after March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

WP CAREY SELF STORAGE PORTFOLIO VII

Sources and Uses

Sources			Uses
Original loan amount	$37,245,000	64.5%	Purchase price	$57,300,000	99.2%
Sponsor’s new cash contribution	20,511,503	35.5%	Closing costs	456,503	0.8
Total Sources	$57,756,503	100.0%	Total Uses	$57,756,503	100.0%

The Properties. The WP Carey Self Storage Portfolio VII Mortgage Loan is secured by the fee interest in a portfolio of nine self storage properties totaling 650,686 rentable square feet or 5,487 units (including 311 RV spots) and located in five states: Florida (4), Georgia (2), Nevada, Kentucky, and Illinois. The WP Carey Self Storage Portfolio VII Properties range in size from 32,358 square feet to 118,780 square feet and as of dates ranging from February 28, 2015, to April 22, 2015, the WP Carey Self Storage Portfolio VII Properties were 88.3% occupied.

The following table presents certain information relating to the WP Carey Self Storage Portfolio VII Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Extra Space – Louisville, KY	$6,607,250	17.7%	97.8%	1998/2008	103,497	$10,200,000	64.8%
Extra Space – Las Vegas, NV	$6,370,000	17.1%	93.4%	1996/NAP	74,045	$9,800,000	65.0%
CubeSmart – Panama City Beach, FL (Joan Avenue)	$6,175,000	16.6%	84.3%	1996/NAP	86,426	$9,500,000	65.0%
CubeSmart – Tallahassee, FL	$4,923,750	13.2%	75.1%	1999/NAP	118,780	$7,600,000	64.8%
Extra Space – Lady Lake, FL	$3,948,750	10.6%	88.6%	2010/NAP	68,750	$6,100,000	64.7%
CubeSmart – Crystal Lake, IL	$2,632,500	7.1%	85.4%	1976/NAP	58,157	$4,050,000	65.0%
CubeSmart – Panama City Beach, FL (Hutchinson Boulevard)	$2,622,750	7.0%	97.9%	1997/NAP	42,301	$4,000,000	65.6%
Extra Space – Lilburn, GA	$2,340,000	6.3%	90.8%	1988/NAP	66,372	$3,600,000	65.0%
Extra Space – Stockbridge, GA	$1,625,000	4.4%	91.8%	2003/NAP	32,358	$2,500,000	65.0%
Total/Weighted Average	$37,245,000	100.0%	88.3%		650,686	$57,350,000	64.9%

The following table presents historical occupancy percentages at the WP Carey Self Storage Portfolio VII Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	Various(2)
NAV	80.7%	84.0%	88.3%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll. Occupancy shown is as of dates ranging from February 28, 2015 to April 22, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

WP CAREY SELF STORAGE PORTFOLIO VII

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the WP Carey Self Storage Portfolio VII Properties:

Cash Flow Analysis

	Various (1)	2014	Various(2)	U/W	% of Effective Gross Income	U/W $ per SF
Base Rent	$4,815,783	$5,315,809	$5,444,327	$5,886,837	101.7%	$9.05
Grossed Up Vacant Space	0	0	0	819,612	14.1	1.26
Less Concessions	0	0	0	0	0.0	0.00
Other Income	233,654	332,393	349,050	349,050	6.0	0.54
Less Vacancy & Credit Loss	0	0	0	(1,266,217)(3)	(21.9)	(1.95)
Effective Gross Income	$5,049,437	$5,648,201	$5,793,377	$5,789,282	100.0%	$8.90

Total Operating Expenses	$1,989,813	$2,034,865	$2,032,503	$2,407,887	41.6%	3.70

Net Operating Income	$3,059,624	$3,613,336	$3,760,875	$3,381,395	58.4%	$5.20
Capital Expenditures	0	0	0	132,314	2.3	0.20
Net Cash Flow	$3,059,624	$3,613,336	$3,760,875	$3,249,081	56.1%	$4.99

NOI DSCR	1.88x	2.22x	2.31x	2.08x
NCF DSCR	1.88x	2.22x	2.31x	2.00x
NOI DY	8.2%	9.7%	10.1%	9.1%
NCF DY	8.2%	9.7%	10.1%	8.7%

(1)	The 2013 financials represent the year-end 2013 period for eight of the WP Carey Self Storage Portfolio VII Properties and the trailing 12-month period ending April 30, 2014 for one of the WP Carey Self Storage Portfolio VII Properties.
(2)	The most recent financials represent the trailing 12-month period ending January 31, 2015 for one of the WP Carey Self Storage Portfolio VII Properties, February 28, 2015 for one of the WP Carey Self Storage Portfolio VII Properties and March 31, 2015 for seven of the WP Carey Self Storage Portfolio VII Properties.
(3)	The underwritten economic vacancy is 18.9%. As of dates ranging from February 28, 2015 to April 22, 2015, the WP Carey Self Storage Portfolio VII Properties were 88.3% physically occupied.

Appraisal. As of the appraisal valuation dates ranging from April 1, 2015 to April 25, 2015, the WP Carey Self Storage Portfolio VII Properties had an aggregate “as-is” appraised value of $57,350,000.

Environmental Matters. According to Phase I environmental assessments dated December 31, 2014 through May 13, 2015, there was no evidence of any recognized environmental conditions at any of the WP Carey Self Storage Portfolio VII Properties.

The Borrower. The borrower structure comprises eight separate Delaware limited liability companies, each of which is a single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the WP Carey Self Storage Portfolio VII Mortgage Loan. Corporate Property Associates 18 – Global Incorporated (“CPA 18”) is the guarantor of certain nonrecourse carveouts under the WP Carey Self Storage Portfolio VII Mortgage Loan.

The Sponsor. The sponsor is CPA 18, a non-traded real estate investment trust. CPA 18 is managed by W.P. Carey (NYSE:WPC), an investment management company that provides long-term sale-leaseback and build-to-suit financing for companies worldwide. As of March 31, 2015, W.P. Carey managed a global investment portfolio comprising 852 commercial properties totaling 89.2 million square feet with an average occupancy rate of 98.4%.

Escrows. The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing and (ii) the borrower has provided the lender with timely proof of full payment. The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the WP Carey Self Storage Portfolio VII Properties are insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums. The loan documents do not require monthly reserves for replacement reserves except upon the occurrence and continuance of an event of default, when the borrower will be required to deposit $10,845 monthly into a replacement reserve escrow.

The WP Carey Self Storage Portfolio VII Mortgage Loan is also structured with an amortization reserve account. During an Amortization Deposit Period (as defined below), the borrower is required to make monthly deposits into the amortization reserve account, as outlined in the amortization schedule in the loan agreement. The scheduled payments outlined in the amortization schedule are equivalent to the hypothetical principal payments assuming the WP Carey Self Storage Portfolio VII Mortgage Loan had a 30-year amortization period (with the same 4.300% interest rate).

An “Amortization Deposit Period” is defined as any period on or after July 11, 2020, commencing upon the net cash flow debt yield being less than 10.5% at the end of any calendar month and ending when the net cash flow debt yield is equal to or greater than 11.0% for three consecutive calendar months.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. Additionally, all revenues and other monies received by the borrower or property manager relating to the WP Carey Self Storage Portfolio VII Properties shall be deposited into the lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the amortizing debt service coverage ratio (based on a 30-year amortization period) for the trailing 12-month period falling below 1.20x at

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

WP CAREY SELF STORAGE PORTFOLIO VII

the end of any calendar month. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management. The WP Carey Self Storage Portfolio VII Properties are managed by Extra Space Management, Inc. and CubeSmart Asset Management, LLC.

Assumption. The borrower has a two-time right to transfer the WP Carey Self Storage Portfolio VII Properties in whole, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

The borrower also has a two-time right to transfer any individual property (provided that any given property can only be transferred once) along with the allocated loan amount of such a transferred property in the WP Carey Self Storage Portfolio VII Mortgage Loan (“Partial Assumption”), provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the portion of the WP Carey Self Storage Portfolio VII Mortgage Loan relating to the transferred property shall no longer be cross-collateralized and/or cross-defaulted with the remaining properties of the WP Carey Self Storage Portfolio VII Mortgage Loan; (ii) the loan-to-value ratio of both the property proposed to be transferred and the properties that would be remaining if such transfer occurred must be no greater than 65.0%; (iii) the amortizing debt service coverage ratio of both the property proposed to be transferred and the properties that would be remaining if such transfer occurred must be greater than 1.40x; and clauses (i) through (iii) outlined in the paragraph above.

Partial Release. Following the lockout period, the borrower is permitted to partially release any constituent properties in connection with a partial defeasance, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) partial defeasance of 125% of the released property’s allocated loan balance; (iii) the loan-to-value with respect to the remaining properties will be no greater than the lesser of 64.9% and the loan-to-value immediately prior to the release; (iv) the amortizing debt service coverage ratio (based on a 30-year amortization period) with respect to the remaining properties will be no less than the greater of 1.47x and the amortizing debt service coverage ratio immediately prior to the release; and (v) the lender receives rating agency confirmation from Fitch, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Real Estate Substitution. The borrower may obtain a release of any individual WP Carey Self Storage Portfolio VII Properties from the lien of the mortgage in connection with a substitution of a different property subject to the satisfaction of certain conditions, including without limitation (i) no event of default has occurred and is continuing; (ii) the substituted property must have a current appraised value equal to or greater than that of the released property, and the loan-to-value of the properties remaining following the substitution must be no greater than the lesser of 64.9% and the loan-to-value immediately prior to the substitution; (iii) the substituted property shall be equal or superior to that of the release property as to physical condition, building use and quality, lease terms favorable to the borrower and market attributes as determined by the lender; (iv) the substituted property must have a debt service coverage ratio equal to or greater than the released property, and the trailing 12-month amortizing debt service coverage ratio for the properties remaining following the substitution must be no less than the greater of 1.47x and the debt service coverage ratio for the 12 months preceding the substitution; (v) the lender receives a legal opinion that the substitution satisfies REMIC requirements; and (vi) the lender receives rating agency confirmation from Fitch, KBRA and Moody’s that the substitution will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the WP Carey Self Storage Portfolio VII Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the WP Carey Self Storage Portfolio VII Properties during the loan term. At the time of closing, the WP Carey Self Storage Portfolio Properties had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

No. 5 – Queens’ Marketplace

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$35,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$35,000,000			Location:	Waikoloa, HI
% of Initial Pool Balance:	[ ]%			Size:	130,925 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$267.33
Borrower Name:	Queens’ Market, LLC			Year Built/Renovated:	2007/NAP
Sponsors:	Waikoloa Development Co.; Seligman & Associates, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.130%			Property Manager:	Self-managed
Note Date:	May 21, 2015			3rd Most Recent Occupancy (As of)(3):	57.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	62.3% (12/31/2013)
Maturity Date:	June 11, 2025			Most Recent Occupancy (As of)(3):	66.9% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(3):	66.1% (4/3/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(4):	$2,617,691 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$3,166,454 (12/31/2014)
Call Protection:	L(24),D(91),O(5)			Most Recent NOI (As of):	$3,156,655 (TTM 2/28/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes			U/W Revenues:	$7,144,696
Additional Debt Type(1):	Future Mezzanine			U/W Expenses:	$3,841,397
				U/W NOI:	$3,303,299
Escrows and Reserves(2):				U/W NCF:	$3,083,595
				U/W NOI DSCR:	2.25x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.10x
Taxes	$144,205(2)	$28,841(2)	NAP	U/W NOI Debt Yield:	9.4%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	8.8%
Replacement Reserves	$0	$1,637	NAP	As-Is Appraised Value:	$55,500,000
TI/LC Reserve	$0	$9,275(2)	$334,000(2)	As-Is Appraisal Valuation Date:	April 1, 2015
Rent Concession Reserve	$164,280	$0	NAP	Cut-off Date LTV Ratio:	63.1%
Outstanding TI/LC Reserve	$688,807	$0	NAP	LTV Ratio at Maturity or ARD:	63.1%

(1)	See “Subordinate and Mezzanine Indebtedness” section.

(2)	See “Escrows” section.
(3)	Historical and Current Occupancy excludes 14,205 square feet (10.8% of net rentable area) leased to a borrower-related entity through April 2021, which is currently vacant. Inclusive of the borrower-related lease, Current Occupancy would be 77.0%. See “The Property” and “Cash Flow Analysis” sections.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Queens’ Marketplace Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Waikoloa, Hawaii (the “Queens’ Marketplace Property”).  The Queens’ Marketplace Mortgage Loan was originated on May 21, 2015 by Wells Fargo Bank, National Association. The Queens’ Marketplace Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and accrues interest at an interest rate of 4.130% per annum. The Queens’ Marketplace Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Queens’ Marketplace Mortgage Loan. The Queens’ Marketplace Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the Queens’ Marketplace Mortgage Loan in whole, but not in part, on any date before February 11, 2025. In addition, the Queens’ Marketplace Mortgage Loan is prepayable without penalty on or after February 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

QUEENS’ MARKETPLACE

Sources and Uses

Sources			Uses
Original loan amount	$35,000,000	100.0%	Loan payoff	$18,997,437	54.3%
			Reserves	997,292	2.8
			Closing costs	223,202	0.6
			Return of equity	14,782,069	42.2
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

The Property.  The Queens’ Marketplace Property comprises a two-story, open-air shopping center totaling 130,925 square feet of rentable area that was constructed in 2007 on 29.2-acres and is located in Waikoloa, Hawaii (on “The Big Island” of Hawaii). The Queens’ Marketplace Property is located along the Kohala Coast on the west side of The Big Island, within the Waikoloa Beach Resort, approximately 18.0 miles northwest of the Kona International Airport. The Waikoloa Beach Resort is a 1,150 acre resort community that has over 3,400 hotel rooms and luxury residential units. The Queens’ Marketplace Property features a plaza area with a gazebo, exterior dining patios, seating areas throughout, a Koi pond and fountain with a bridge, and tropical, landscaped areas. Further, the 10.8-acre, 5,000 seat, open-air Waikoloa Bowl amphitheater was completed in 2008 and is part of the collateral for the Queens’ Marketplace Mortgage Loan (however no income nor value was attributed to this parcel or improvements – see “Free Release” section). The Waikoloa Bowl presents local Hawaiian music concerts, hula shows and big name bands and artists that provide a significant draw to the Queens’ Marketplace Property.

The Queens’ Marketplace Property features 10 buildings, was originally developed by the borrower in 2007 at an estimated cost of $66.4 million. A portion of the initial construction loan for the Queens’ Marketplace Property was forgiven, resulting in a discounted payoff. The Queens’ Marketplace Property is anchored by Island Gourmet Markets (18.0% of net rentable area), a Hawaiian-based grocer offering fresh local and organic produce, seafood and numerous other offerings.  Island Gourmet Markets generated sales of $22.2 million ($938 per square foot) as of the trailing 12-month period ending February 2015, a 4.2% increase over 2013 levels. The remainder of the in-line tenancy is comprised of three restaurants and national and local retailers. Reporting in-line tenants (totaling 41.7% of net rentable area) generated sales of $32.4 million as of the trailing 12-month period ending February 2015, or $593 per square foot. Including Island Gourmet Markets, the Queens’ Marketplace Property generated total sales of $54.6 million, or $697 per square foot as of the trailing-twelve months February 2015. The Queens’ Marketplace Property contains 553 surface parking spaces, resulting in a parking ratio of 4.2 spaces per 1,000 square feet of rentable area. The Queens’ Marketplace Property features 14,205 square feet (10.8% of net rentable area) of space referred to as “The Studio”, which is leased to a borrower related entity through April 2021, and base rent and reimbursements are not required to be paid. The space was originally intended to be a museum/studio space for music, film and the cultural arts, but with the onset of the recession as construction at the Queens’ Marketplace Property was completed, the space was never built out. The Studio is currently used for additional storage and as a staging area for special events. Underwriting does not include any rent or reimbursements for this space; however there is a letter of intent from a theater tenant to lease 9,761 square feet of The Studio (see “Cash Flow Analysis” section). As of April 3, 2015, the Queens’ Marketplace Property was 66.1% occupied (and 77.0% leased including The Studio) by 47 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

QUEENS’ MARKETPLACE

The following table presents certain information relating to the tenancy at the Queens’ Marketplace Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Sale PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenant
Island Gourmet Markets	NR/NR/NR	23,627	18.0%	$33.38	$788,761	19.9%	$938	7.8%	4/30/2021(3)
Total Anchor Tenant		23,627	18.0%	$33.38	$788,761	19.9%

Major Tenants
Sansei Seafood	NR/NR/NR	6,263	4.8%	$72.60	$454,694	11.4%	$572	13.0%	4/30/2018(4)
Quiksilver	NR/NR/NR	4,392	3.4%	$82.75	$363,456	9.1%	$384	27.8%	4/30/2021
Romano’s Macaroni Grill	NR/NR/NR	6,196	4.7%	$32.52	$201,467	5.1%	$724	6.7%	11/30/2018
Daylight Mind Cafe	NR/NR/NR	3,079	2.4%	$48.00	$147,792	3.7%	NAV	NAV	12/31/2025
Lemongrass Express Bistro	NR/NR/NR	817	0.6%	140.24	$114,577	2.9%	$1,112	13.0%	1/31/2018
Total Major Tenants		20,747	15.8%	$61.79	$1,281,986	32.3%

Non-Major Tenants(5)		42,231	32.3%	$45.05(6)	$1,902,707	47.9%

Occupied Collateral Total(5)		86,605	66.1%	$45.88(7)	$3,973,454	100.0%

Vacant Space(6)		44,320(8)	33.9%(8)

Collateral Total		130,925	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through January 2016 totaling $108,912.

(2)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending February 28, 2015.

(3)	Island Gourmet Markets has one, 10-year lease renewal option.

(4)	Sansei Seafood has the right to terminate its lease in the event gross sales are less than $700,000 during the 12-month period ending October 2016. Current gross sales for Sensei Food are $3.6 million.

(5)	The Non-Major Tenants and the Occupied Collateral Total square footage includes 7,780 square feet of occupied space for which no rent was underwritten, as three of the tenants pay percentage rent in-lieu of base rent and one space is utilized as storage space. Excluding this space, the Non-Major Tenant Annual U/W Base Rent PSF and Occupied Collateral Total Annual U/W Base Rent PSF are $55.22 and $50.41, respectively.

(6)	Vacant space includes The Studio, a 14,205 square foot (10.8% of net rentable area) space leased to the borrower through April 2021, which is currently unoccupied. See “The Property” and “Cash Flow Analysis” sections.

The following table presents certain information relating to the historical sales and occupancy costs at the Queens’ Marketplace Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2013	2014	TTM 2/28/2015	Current Occupancy Cost
Island Gourmet Markets	$901	$940	$938	7.8%

Total Comparable In-line	$589	$599	$595	17.0%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Tenants who are not required to report sales or have not reported sales for all three reporting periods have been excluded from the chart above. Current Occupancy Cost is based on sales for the trailing 12-month period ending February 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

QUEENS’ MARKETPLACE

The following table presents certain information relating to the lease rollover schedule at the Queens’ Marketplace Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	2,872	2.2%	2,872	2.2%	$39,666	$13.81
2015	2	1,840	1.4%	4,712	3.6%	$87,360	$47.48
2016	6	5,965	4.6%	10,677	8.2%	$308,329	$51.69
2017	17	14,791	11.3%	25,468	19.5%	$985,717	$66.64
2018	9	22,523	17.2%	47,991	36.7%	$983,596	$43.67
2019	3	2,114	1.6%	50,105	38.3%	$121,964	$57.69
2020	1	1,610	1.2%	51,715	39.5%	$73,973	$45.95
2021	3	29,233	22.3%	80,948	61.8%	$1,225,057	$41.91
2022	0	0	0.0%	80,948	61.8%	$0	$0.00
2023	1(4)	1,213	0.9%	82,161	62.8%	$0	$0.00
2024	1(4)	1,365	1.0%	83,526	63.8%	$0	$0.00
2025	1	3,079	2.4%	86,605	66.1%	$147,792	$48.00
Thereafter	0	0	0.0%	86,605	66.1%	$0	$0.00
Vacant(5)	0	44,320	33.9%	130,925	100.0%	$0	$0.00
Total/Weighted Average	47	130,925	100.0%			$3,973,454	$45.88(6)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.

(4)	Represents expiring tenants who pay percentage rent in-lieu of base rent.

(5)	Vacant space includes The Studio, the 14,205 square feet (10.8% of net rentable area) space leased to the borrower through April 2021 but currently unoccupied. See “The Property” and “Cash Flow Analysis” sections.

(6)	The Total/Weighted Average Annual U/W Base Rent PSF includes 7,780 square feet of occupied space for which no rent was underwritten, as three of the tenants pay percentage rent in-lieu of base rent and one is storage space. Excluding this space, the Total/Weighted Average Annual U/W Base Rent PSF is $50.41.

The following table presents historical occupancy percentages at the Queens’ Marketplace Property:

Historical Occupancy(1)

12/31/2012(2)	12/31/2013(2)	12/31/2014(2)	4/3/2015(3)
57.2%	62.3%	66.9%	66.1%

(1)	Historical and Current Occupancy excludes The Studio (14,205 square feet; 10.8% of net rentable area) leased to the borrower through April 2021, which is currently vacant. See “The Property” and “Cash Flow Analysis” sections.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll. The Queens’ Marketplace Property is 77.0% leased including The Studio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

QUEENS’ MARKETPLACE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Queens’ Marketplace Property:

Cash Flow Analysis

	2012(1)	2013(1)	2014(1)	TTM 2/28/2015	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,301,326	$3,427,253	$3,834,955	$3,884,622	$3,973,454(3)	55.6%	$30.35
Grossed Up Vacant Space	0	0	0	0	1,377,897	19.3	10.52
Percentage Rent	286,415	423,748	561,947	544,965	446,841	6.3	3.41
Total Reimbursables	1,944,535	2,211,575	2,534,310	2,573,133	2,696,160	37.7	20.59
Other Income	294,320	309,318	266,635	270,728	28,241	0.4	0.22
Less Vacancy & Credit Loss	0	17,150	(232,759)(4)	(232,759)(4)	(423,620)(5)	(5.9)	(3.24)
Effective Gross Income	$5,826,596	$6,389,044	$6,965,088	$7,040,689	$7,144,696	100.0%	$54.57

Total Operating Expenses	$3,617,818	$3,771,353	$3,798,634	$3,884,034	$3,841,397	53.8%	$29.34

Net Operating Income	$2,208,778	$2,617,691	$3,166,454	$3,156,655	$3,303,299	46.2%	$25.23
TI/LC	0	0	0	0	193,519	2.7	1.48
Capital Expenditures	0	0	0	0	26,185	0.4	0.20
Net Cash Flow	$2,208,778	$2,617,691	$3,166,454	$3,156,655	$3,083,595	43.2%	$23.55

NOI DSCR	1.50x	1.78x	2.15x	2.15x	2.25x
NCF DSCR	1.50x	1.78x	2.15x	2.15x	2.10x
NOI DY	6.3%	7.5%	9.0%	9.0%	9.4%
NCF DY	6.3%	7.5%	9.0%	9.0%	8.8%

(1)	The increase in Effective Gross Income and Net Operating Income from 2012 through 2014 was due to continued new leasing activity as the Queens’ Marketplace Property stabilized after the recession.

(2)	The Queens’ Marketplace Property features 14,205 square feet (10.8% of net rentable area) of space referred to as “The Studio”, which is leased to a borrower-related entity through April 2021, and base rent and reimbursements are not required to be paid and, therefore, were not underwritten. There is an executed letter of intent (“LOI”) from a theater tenant to lease most of The Studio (9,761 square feet; 7.4% of net rentablea area). Also, there is an LOI from Long’s Drugs to lease 10,400 square feet (7.9% of net rentable area). If both of these LOIs ultimately become signed leases, occupancy will increase to 81.5% and the NCF DSCR and DY will increase to 2.59x and 10.9%, respectively.

(3)	U/W Base Rent includes contractual rent steps through January 2016 totaling $108,912.

(4)	Historical Vacancy and Credit Loss represents bad debt expenses related to two delinquent tenants that have been marked as vacant in the underwritten net cash flow

(5)	The underwritten economic vacancy is 25.7%. The Queens’ Marketplace Property was 77.0% leased and 66.1% physically occupied as of April 3, 2015.

Appraisal.  As of the appraisal valuation date of April 1, 2015, the Queens’ Marketplace Property had an “as-is” appraised value of $55,500,000. Also, the appraiser concluded to an “as-stabilized” value of $67,400,000 as of July 1, 2017 assuming a 94.0% occupancy.

Environmental Matters.  According to a Phase I environmental assessment dated April 20, 2015, there was no evidence of any recognized environmental conditions at the Queens’ Marketplace Property.

Market Overview and Competition.  The Queens’ Marketplace Property is located in Waikoloa, Hawaii, also known as “The Big Island”, along the Kohala Coast within the Waikoloa Beach Resort. The Queens’ Marketplace Property is located approximately 18.0 miles northwest of the Kona International Airport, the only airport on The Big Island. The Waikoloa Beach Resort is a 1,150 acre resort community with over 3,400 hotel rooms and luxury residential units, including the Hilton Waikoloa Village and the Marriott Waikoloa Beach Resort & Spa, which make up 1,796 hotel rooms combined. The Waikoloa Beach Resort generated approximately 2.1 million annual visitor days in 2014. Amenities within the resort include 36 holes of championship golf, two full-service spas, a day spa, an interactive dolphin program, ocean sports and a variety of restaurants, boutiques and galleries. In addition to the Queens’ Marketplace Property, the Waikoloa Beach Resort features the complimentary retail center King’s Shops (located directly northwest across Waikoloa Beach Drive), which offers a collection of luxury brand stores such as Louis Vuitton, Tiffany & Co., Coach, Tommy Bahama and Michael Kors along with high-end boutique stores, fine art galleries and a Macy’s. As of the trailing 12-month period ending July 2014, 28 in-line tenants at King’s Shops reported $35.1 million in sales ($750 per square foot), resulting in a weighted average occupancy cost of 13.8%. In addition to the Waikoloa Beach Resort, the Kohala Coast is home to several luxury resorts including The Fairmont Orchid, the Four Seasons Hualalai at Historic Ka’upulehu, Mauna Kea Beach Hotel and the Mauna Lani Bay Hotel within Mauna Lani Resort. Due to the lack of available developable sites, deed restrictions, high construction costs and the rugged terrain of the volcanic islands along the Kohala Coast, there are significant barriers to entry and limited opportunities for new development in the immediate area.

The Big Island was ranked fourth on a major travel publication’s list of World’s Best/Top Islands, and was ranked eighth on another travel publication’s “Destination on the Rise” in the United States. The Big Island attracts the third most tourists of the Hawaiian Islands, with an estimated 1.5 million visitors spending approximately $1.9 billion in 2014, a 5.6% increase over spending in 2013. The total number of visitors translated to 10.9 million visitor days, a 2.4% increase over 2013. According to a third-party market research report, the Queens’ Marketplace Property is located within the Hawaii County submarket, which covers most of The Big Island, within the Hawaii retail market.  As of fourth quarter 2014, the Hawaii county submarket reported a total inventory of 15.3 million square feet (10.8% of the total state inventory) with a 3.9% vacancy rate.  The Hawaii County submarket has averaged a 3.9% vacancy rate since 2007. As of fourth quarter 2014, the Hawaii County submarket had an average asking rental rate of $25.32 per square foot, triple-net, up 11.6% from the prior year. The appraiser concluded to the following market rents for select spaces at the Queens’ Marketplace Property, all on a triple-net basis: $39.00 per square foot for the grocery anchor; $48.00 per square foot for large restaurant space; $60.00 per square foot for shop space less than 1,000 square feet and $42.00 per square foot for shop space greater than 1,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

QUEENS’ MARKETPLACE

The following table presents certain information relating to some comparable retail properties for the Queens’ Marketplace Property:

Competitive Set(1)

	Queens’ Marketplace (Subject)	The King’s Shops	Shops at Mauna Kani	Waikoloa Highlands	Waimea Center	Parker Ranch
Location	Waikoloa, HI	Waikoloa, HI	Mauna Lani, HI	Waikoloa Village, HI	Kamuela, HI	Kamuela, HI
Distance from Subject	--	0.3 miles	4.1 miles	7.1 miles	19.8 miles	19.6 miles
Property Type	Community Center	Neighborhood Center	Specialty Center	Neighborhood Center	Neighborhood Center	Neighborhood Center
Year Built/Renovated	2007/NAP	1991/2001	2005-2007/NAP	1990/NAP	1989/NAP	1968/2008
Significant Tenants	Island Gourmet Markets, Romano’s Macaroni Grill, Sansei Seafood	Macy’s, Roys	Foodland Farms, Tommy Bahamas, Ruth’s Chris Steakhouse	Waikoloa Village Market	KTA Superstore	Foodland
Total GLA	130,925 SF	75,000 SF	77,800 SF	73,524 SF	73,345 SF	150,549 SF
Total Occupancy	66%(2)	99%	94%	75%	100%	85%

(1)	Information obtained from the appraisal.

(2)	The Queens’ Marketplace Property was 66.1% occupied (and 77.0% leased including The Studio).

The Borrower. The borrower is Queens’ Market, LLC a Nevada limited liability company which is a single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Queens’ Marketplace Mortgage Loan. Waikoloa Development Co. and Seligman & Associates, Inc. are the guarantors of certain nonrecourse carveouts under the Queens’ Marketplace Mortgage Loan.

The Sponsors. The sponsors are Waikoloa Development Co. and Seligman & Associates, Inc. Waikoloa Development Co. is the successor partnership entity of Transcontinental Corporation of Santa Barbara and the Bass family, the original master developers of Waikoloa (including the Waikoloa Beach Resort). The four Bass brothers - Sid, Edward, Robert and Lee - control an family fortune and Robert started an investment company called Oak Hill in the early 1990s, which now has more than $35.0 billion in assets under management. Transcontinental Corporation is a privately held company headquartered in Santa Barbara, California. Many of its better known projects include Lake Las Vegas, a 3,600-acre resort near Las Vegas, Nevada; McCormick Ranch, a 3,100-acre master-planned community in Scottsdale, Arizona; Lake Arrowhead, a 5,000-acre project near Los Angeles; and Las Campanas, a 4,700-acre community in Santa Fe, New Mexico. The Bass brothers and Transcontinental Corporation disclosed one prior bankruptcy, one loan default and one lawsuit with a prior lender.

Scott Seligman is the chairman and chief executive officer of Seligman & Associates, Inc (“Seligman & Associates”), a real estate owner and operator of commercial and residential properties throughout the western United States, with a primary focus in Hawaii, Michigan, California, Nevada, Texas and Arizona. Currently, Seligman & Associates owns (directly or indirectly) 1.0 million square feet of retail, 2.0 million square feet of office and 817 multifamily units. Seligman & Associates also owns the adjacent King’s Shops and Queen Ka’ahumanu Center in Kahului on Maui, among other retail properties. Seligman & Associates and Scott Seligman disclosed two prior deed-in-lieu foreclosures, two prior loan modifications and one prior bankruptcy (over 30 years ago).

Escrows. The loan documents provide for upfront reserves of $144,205 for taxes, $164,280 for rent concessions for Daylight Mind Cafe and $688,807 for  outstanding tenant improvements and leasing commissions (“TI/LCs”) ($533,947 for Daylight Mind Café and $154,860 for Quiksilver). Ongoing monthly reserves are required in an amount equal to $28,841 for taxes (during any period in which the net cash flow debt yield is less than 9.0%), $1,637 for replacement reserves and $9,275 for general TI/LCs (subject to a cap of $334,000, with the following variations: (i) if the amortizing debt service coverage ratio (based on a hypothetical 30-year amortizing schedule) is between 1.20x and 1.75x, the monthly TI/LC deposit shall increase to $16,365, provided the amount then on deposit in the TI/LC reserve is less than a cap of $1.2 million and (ii) if the amortizing debt service coverage ratio is less than 1.20x, the monthly TI/LC deposit shall be $16,365 with no cap). The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Queens’ Marketplace Property is insured via an acceptable blanket insurance policy; (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due; and (iv) the net cash flow debt yield is greater than 9.0%.

Lockbox and Cash Management. Upon the occurrence of a Deposit Account Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and cause all rents to be deposited directly into such lockbox account. During a Deposit Account Event Period, and prior to a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are distributed to the borrower.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Deposit Account Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amoritizing debt service coverage ratio falling below 1.15x at the end of any calendar month. A Deposit Account Event Period will expire with regard to clause (i), upon the cure of such event of default.  There is no cure for a Deposit Account Event Period arising under clause (ii) of the preceding sentence.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.10x. A Cash Trap Event Period will expire with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

QUEENS’ MARKETPLACE

Property Management.  The Queens’ Marketplace Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Queens’ Marketplace Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Free Release. The borrower is permitted to obtain the release of the parcel improved with the Waikoloa Bowl from the lien of the mortgage, subject to the satisfaction of certain conditions contained in the loan agreement, including but not limited to (i) evidence that the release parcel has been legally subdivided and that the remaining Queens’ Marketplace Property will constitute one or more separate legal tax lot(s); (ii) evidence that the remaining Queens’ Marketplace Property will be in compliance with all applicable legal and zoning requirements; and (iii) the loan to value ratio for the remaining Queens’ Marketplace is in compliance with all REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the borrower has the right to incur mezzanine financing subject to the satisfaction of certain conditions, including but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, KBRA and Moody’s; (ii) the combined loan-to-value ratio is not greater than 75.0%; (iii) the combined net cash flow debt yield is not less than 7.5%; and (iv) the lender receives rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Queens’ Marketplace Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance.  A seismic reported dated April 4, 2015 determined that the probable maximum loss at the Queens’ Marketplace Property was 6.0%.  Earthquake insurance is not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

No. 6 – El Sol Brillante and Laguana Del Sol Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$28,750,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$28,750,000			Location:	Houston, TX
% of Initial Pool Balance:	[ ]%			Size:	792 Units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit:	$36,301
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Arun Verma			Title Vesting:	Fee Simple
Mortgage Rate:	4.300%			Property Manager:	Self-managed
Note Date:	April 30, 2015			3rd Most Recent Occupancy (As of):	46.9% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	68.5% (12/31/2013)
Maturity Date:	May 6, 2025			Most Recent Occupancy (As of) (3):	88.2% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	93.7% (4/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of) (4):	$961,437 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of) (4):	$2,818,454 (12/31/2014)
Call Protection:	L(24), GRTR 1% or YM(92), O(4)			Most Recent NOI (As of):	$3,243,404 (TTM 3/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$6,319,448
Additional Debt Type:	NAP			U/W Expenses:	$3,240,610
				U/W NOI:	$3,078,838
				U/W NCF:	$2,868,574
Escrows and Reserves(2):				U/W NOI DSCR:	1.80x
				U/W NCF DSCR:	1.68x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.7%
Taxes	$142,305	$27,106	NAP	U/W NCF Debt Yield:	10.0%
Insurance	$83,405	$26,478	NAP	As-Is Appraised Value:	$39,310,000
Replacement Reserves	$0	$17,522	NAP	As-Is Appraisal Valuation Date:	April 7, 2015
Deferred Maintenance	$34,300	$0	NAP	Cut-off Date LTV Ratio:	73.1%
Existing Casualty Reserve	$854,695	$0	NAP	LTV Ratio at Maturity or ARD:	66.7%

(1)	See “Borrowers” section.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “El Sol Brillante and Laguna Del Sol Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two garden-style multifamily properties located in Houston, Texas (the “El Sol Brillante and Laguna Del Sol Portfolio Properties”).  The El Sol Brillante and Laguna Del Sol Portfolio Mortgage Loan was originated on April 30, 2015 by Rialto Mortgage Finance, LLC.  The El Sol Brillante and Laguna Del Sol Portfolio Mortgage Loan had an original principal balance of $28,750,000, has an outstanding principal balance as of the Cut-off Date of $28,750,000 and accrues interest at an interest rate of 4.300% per annum.  The El Sol Brillante and Laguna Del Sol Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The El Sol Brillante and Laguna Del Sol Portfolio Mortgage Loan matures on May 6, 2025.

Following the lockout period, the borrowers have the right to prepay the El Sol Brillante and Laguna Del Sol Portfolio Mortgage Loan in whole, but not in part, provided that the borrowers pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid, on any date prior to February 6, 2025. In addition, the El Sol Brillante and Laguna Del Sol Portfolio Mortgage Loan is prepayable without penalty on or after February 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

EL SOL BRILLANTE AND LAGUNA DEL SOL PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$28,750,000	75.3%	Purchase price	$36,800,000	96.4%
Sponsor’s new cash contribution	$9,435,524	24.7	Reserves	1,114,705	2.9
			Closing costs	270,819	0.7
Total Sources	$38,185,524	100.0%	Total Uses	$38,185,524	100.0%

The Property.  The El Sol Brillante and Laguna Del Sol Portfolio Properties consist of two garden-style multifamily properties (the “El Sol Brillante Property” and the “Laguna Del Sol Property”) totaling 792 units and situated on approximately 23.0 acres in Houston, Texas.  The El Sol Brillante and Laguna Del Sol Portfolio Properties are adjacent to one another and located along Sierra Blanca Drive in Houston, Texas, approximately 20.1 miles west of the Houston central business district. As of April 2015, the El Sol Brillante and Laguna Del Sol Portfolio Properties were 93.7% leased.

El Sol Brillante

The El Sol Brillante Property is a 392-unit, garden-style apartment complex consisting of 33, two and three-story residential buildings. The improvements were constructed in 1981, renovated in 2015, and are situated on 11.5 acres. The El Sol Brillante Property amenities include three outdoor swimming pools, a picnic area, a playground, a dog-park, and three laundry facilities. Kitchens include electric ranges/ovens with vent-hood, garbage disposal, dishwasher, formica countertops, and vinyl tile flooring.  All units include washer/dryer connections and a private patio or balcony area with an exterior storage room.  The El Sol Brillante Property has 627 surface parking spaces, reflecting a parking ratio of 1.6 spaces per unit.  As of April 23, 2015, the El Sol Brillante Property was 95.7% leased.

Laguna Del Sol

The Laguna Del Sol Property is a 400-unit, garden-style apartment complex consisting of 35, two and three-story residential buildings. The improvements were constructed in 1983, renovated in 2015, and are situated on 11.5 acres.  The Laguna Del Sol Property amenities include two outdoor swimming pools, a picnic area, a playground, a dog-park, and two laundry facilities. Kitchens include electric ranges/ovens with vent-hood, garbage disposal, dishwasher, formica countertops, and vinyl tile flooring. All units include washer/dryer connections and a private patio or balcony area with an exterior storage room. The Laguna Del Sol Property has 627 surface parking spaces, reflecting a parking ratio of 1.6 spaces per unit.  As of April 22, 2015, the Laguna Del Sol Property was 91.8% leased.

Property Name	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Units	Appraised Value
El Sol Brillante	$13,881,328	48.3%	95.7%	1981/2015	392	$18,980,000
Laguna Del Sol	$14,868,672	51.7%	91.8%	1983/2015	400	$20,330,000
Total / Weighted Average	$28,750,000	100.0%	93.7%		792	$39,310,000

The following table presents certain information relating to the unit mix of the El Sol Brillante and Laguna Del Sol Portfolio Properties:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
1 Bedroom/1 Bath (El Sol Brilliante)	244	30.8%	657	$640
2 Bedroom/1.5 Bath (El Sol Brillante)	60	7.6%	850	$820
2 Bedroom/2 Bath (El Sol Brillante)	88	11.1%	910	$852
1 Bedroom/1 Bath (Laguna Del Sol)	184	23.2%	643	$629
2 Bedroom/2 Bath (Laguna Del Sol)	192	24.2%	881	$831
3 Bedroom/2 Bath (Laguna Del Sol)	24	3.0%	1,133	$1,093
Total/Weighted Average	792	100.0%	765	$733
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the El Sol Brillante and Laguna Del Sol Portfolio Properties:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	4/2015(3)
46.9%	68.5%	88.2%	93.7%

(1)	Information obtained from the borrowers.
(2)	The El Sol Brillante and Laguna Del Sol Portfolio Properties were purchased out of foreclosure by the prior owners in 2011. At the time, the properties had significant deferred maintenance issues with approximately 126 down units and occupancy was below 50%. The prior owners spent approximately $9.55 million between July 2011 and March 2015 to renovate the properties and bring all down units back online.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

EL SOL BRILLANTE AND LAGUNA DEL SOL PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the El Sol Brillante and Laguna Del Sol Portfolio Properties:

Cash Flow Analysis

	2013(2)		2014(2)		TTM 3/31/2015(2)		U/W		% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$4,981,322		$5,856,376		$6,237,225		$6,528,372		103.3%	$8,243
Grossed Up Vacant Space	0		0		0		483,048		7.6	610
Concessions	(266,274)		(161,441)		(163,297)		(183,762)		(2.9)	(232)
Other Income	384,178		567,614		589,833		590,000		9.3	745
Management/Model Units	(45,905)		(88,649)		(93,045)		(93,045)		(1.5)	(117)
Bad Debt	(69,852)		(80,242)		(64,160)		(95,556)		(1.5)	(121)
Underwriting Adjustment	0		0		0		(426,561)		(6.7)	(539)
Less Vacancy & Credit Loss	(1,076,203)		(478,777)		(525,641)		(483,048	)(1)	(7.6)	(610)

Effective Gross Income	$3,907,266		$5,614,881		$5,980,915		$6,319,449		100.0%	$7,979

Total Operating Expenses	$2,945,829		$2,796,427		$2,737,511		$3,240,610		51.3%	$4,092

Net Operating Income	$961,437		$2,818,454		$3,243,404		$3,078,838		48.7%	$3,887
Capital Expenditures	0		0		0		210,264		3.3	265
Net Cash Flow	$961,437		$2,818,454		$3,243,404		$2,868,574		45.4%	$3,622

NOI DSCR	0.56	x	1.65	x	1.90	x	1.80	x
NCF DSCR	0.56	x	1.65	x	1.90	x	1.68	x
NOI DY	3.3%		9.8%		11.3%		10.7%
NCF DY	3.3%		9.8%		11.3%		10.0%

(1)	The underwritten economic vacancy is 18.3%. The El Sol Brillante and Laguna Del Sol Portfolio Properties were 93.7% occupied as of April, 2015.

(2)	The El Sol Brillante and Laguna Del Sol Portfolio Properties were purchased out of foreclosure by the prior owners in 2011. At the time, the properties had significant deferred maintenance issues with approximately 126 down units and occupancy was below 50%. The prior owners spent approximately $9.55 million between July 2011 and March 2015 to renovate the properties and bring all down units back online.

Brillante and Laguna

Appraisal.  As of the appraisal valuation date of April 7, 2015, the El Sol Brillante and Laguna Del Sol Portfolio Properties had an aggregate “as-is” appraised value of $39,310,000.

Environmental Matters.  According to a Phase I environmental assessments dated April 20, 2015, there was no evidence of any recognized environmental conditions at the El Sol Brillante and Laguna Del Sol Portfolio Properties.

Market Overview and Competition.  The El Sol Brillante and Laguna Del Sol Portfolio Properties are located in Houston, Texas, approximately 20.1 miles west of the Houston central business district. Access is available from all parts of the Houston metropolitan area via the Sam Houston Tollway, the Katy Freeway, and the Westpark Tollway (located immediately north of the El Sol Brillante and Laguna Del Sol Portfolio Properties). Westheimer Road, the primary local thoroughfare, is located north of Westpark Tollway, and essentially runs parallel to the Westpark Tollway, the terminus is approximately 3.7 miles west of the El Sol Brillante and Laguna Del Sol Portfolio Properties. The West Oaks Mall, a Dillard’s-Macy’s-Sears anchored closed-air mall is located approximately 2.5 miles north along State Highway 6. There is a significant amount of retail development at the intersection of State Highway 6 and Bellaire Blvd, approximately half a mile southwest of the El Sol Brillante and Laguna Del Sol Portfolio Properties, including H-E-B and Fiesta Mart supermarkets, Walgreens, NTB Tires & Battery, Chick-fil-A, Dollar General, and Family Dollar. Additionally, there is a Walmart Supercenter and a Home Depot approximately 1.5 miles north of the El Sol Brilliante-Laguna Del Sol Portfolio Properties along State Highway 6. The West Houston Medical Center is located approximately 4.6 miles northeast of the El Sol Brillante and Laguna Del Sol Portfolio Properties. This facility has been providing healthcare to the West Houston community for 30 years, and the hospital recently added a 95,000 square foot addition.  George Bush Park is located approximately 5.8 miles northwest of the El Sol Brillante and Laguna Del Sol Portfolio Properties. The George Bush Park is a 7,800-acre green space which includes recreational facilities such as baseball field, dog-park, fishing areas, hiking and biking trail, picnic/barbecue areas, children’s playground, water features, soccer field, and wetland habitat.  The 2015 estimated population within the one-, three- and five-mile radii of the El Sol Brillante and Laguna Del Sol Portfolio Properties was 11,823, 171,381 and 380,922, respectively, and the estimated average household income within the same one-, three- and five-mile radii was $58,788, $67,388, and $73,692, respectively.

According to a third party market research report the El Sol Brillante and Laguna Del Sol Portfolio Properties are located in the Houston multifamily market and the Alief submarket.  As of April 2015, the Houston multifamily market contained 594,243 units, with an 8.9% vacancy rate, and average monthly asking rent of $1.071 per sq. ft. As of April 2015, the Alief submarket contained 27,276 units, with a 6.2% vacancy rate, and average monthly asking rent of $0.921 per sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

EL SOL BRILLANTE AND LAGUNA DEL SOL PORTFOLIO

The following table presents certain information relating to some comparable multifamily properties for the El Sol Brillante and Laguna Del Sol Portfolio Properties:

Competitive Set(1)

	El Sol Brillante and Laguna Del Sol Portfolio Properties (Subject)	Woodbridge Crossing	Cape Colony	Hawthorne	Fox Pointe	El Sol Del Rio	Windchase Hamlet
Location	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX
Distance to Subject	NAP	1.1 miles	2.1 miles	1.9 miles	1.4 miles	0.1 miles	2.8 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	792	384	132	312	488	424	200
Average Rent (per unit)
1BR	$629-$640	$590-$680	$830-$990	$745	$625-$750	$560-$750	$659-$799
2BR	$820-$831	$830-$870	$1,010-$1,109	$775-$900	$885	$810-$1,050	$829-$1,020
3BR	$1,093	$999-$1,099	NAP	$935	NAP	NAP	NAP
Total Occupancy	93.7%	91%	97%	97%	97%	96%	97%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrowers.  The borrowers - Rama Elite, LLC, Rama North, LLC, and Rama York, LLC, each a Delaware limited liability company - are tenant-in-common borrowers with each individual entity structured as a single purpose entity with one independent director.  Arun Verma is the guarantor of certain nonrecourse carveouts under the El Sol Brillante and Laguna Del Sol Portfolio Mortgage Loan.

The Sponsor.  The sponsor, Arun Verma, serves as the manager of the borrowers and has 28 years of real estate acquisition, development, rehabilitation and management experience. Mr. Verma was the Founder, Chairman and CEO of BVM Real Estate, Inc. for six years and Chairman and CEO of BVM Group for 23 years. According to Mr. Verma’s real estate investment schedule, he maintains partnership equity interests of approximately $209.8 million in 12 multifamily projects and approximately 192,500 square feet of office space.

Escrows.  The loan documents provide for upfront escrows in the amount of $142,305 for real estate taxes, $83,405 for insurance and $34,300 for deferred maintenance.  The loan documents also provide for ongoing monthly reserves in the amount of $27,106 for real estate taxes; $26,478 for insurance; and $17,522 for replacement reserves.  Additionally, In February 2015, building 58 (8 units) of the Laguna Del Sol Property had extensive fire damage.  CENA Builders provided an estimate of $683,756 for the cost of the building reconstruction, which includes cost of labor, materials, equipment, supervision, insurance, permits and taxes.  $854,695 or 125% was escrowed up front to complete the reconstruction of the 8 units.

Lockbox and Cash Management.  Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the borrowers are required to establish a lender-controlled lockbox account. The loan documents also require that all revenues received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt. Other than during a Cash Sweep Event (as defined below), all excess funds on deposit are disbursed to the borrowers.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default under the loan documents; or (ii) any bankruptcy action of any of the borrowers, the guarantor or the manager. A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, among other conditions.  Clause (ii) may also be cured by the borrowers replacing the manager with a qualified manager acceptable to the lender.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default under the loan documents; or (ii) any bankruptcy action of any of the borrowers, the guarantor, or the manager. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, among other conditions. Clause (ii) may also be cured by the borrowers replacing the manager with a qualified manager acceptable to the lender.

Property Management.  The El Sol Brillante and Laguna Del Sol Portfolio Properties are managed by an affiliate of the borrowers.

Assumption.  The borrowers have the right to transfer the El Sol Brillante and Laguna Del Sol Portfolio Properties one year after the origination date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to, (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Ground Lease.  None

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EL SOL BRILLANTE AND LAGUNA DEL SOL PORTFOLIO

Subordinate and Mezzanine Indebtedness.   Provided no event of default has occurred and is continuing, the borrowers have the right to incur mezzanine financing subject to the satisfaction of certain conditions, including but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of DBRS, KBRA and Moody’s; (ii) the combined LTV is not greater than 73.5%; (iii) the combined amortizing DSCR is not less than 1.30x (using a 30-year amortization schedule); and (iv) the lender receives rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the El Sol Brillante and Laguna Del Sol Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance.  The loan documents require windstorm insurance covering the full replacement cost of the El Sol Brillante and Laguna Del Sol Portfolio Properties during the loan term. At the time of loan closing, the El Sol Brillante and Laguna Del Sol Portfolio Properties had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

No. 7 – Country Club Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$27,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$27,000,000			Location:	Aventura, FL
% of Initial Pool Balance:	[ ]%			Size:	64,971 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$415.57
Borrower Name:	Cabi Turnberry Aventura Offices, LP			Year Built/Renovated:	2004/2006
Sponsor:	Jeffrey Soffer; Jacquelyn Soffer			Title Vesting:	Fee
Mortgage Rate:	4.390%			Property Manager:	Self-managed
Note Date:	June 1, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	June 11, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	0 months			Current Occupancy (As of):	100.0% (2/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,964,026 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,801,286 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,819,446 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues(2):	$3,186,714
				U/W Expenses:	$1,100,060
				U/W NOI:	$2,086,654
Escrows and Reserves(1):				U/W NCF:	$2,015,376
				U/W NOI DSCR:	1.29x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.24x
Taxes	$205,376	$25,672	NAP	U/W NOI Debt Yield:	7.7%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	7.5%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value:	$36,000,000
TI/LC	$0	$0	NAP	As-Is Appraisal Valuation Date:	March 23, 2015
Major Tenant Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	75.0%
Non-Renewing Tenant Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	60.4%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Country Club Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building located in Aventura, Florida (the “Country Club Center Property”). The Country Club Center Mortgage Loan was originated on June 1, 2015 by Wells Fargo Bank, National Association. The Country Club Center Mortgage Loan had an original principal balance of $27,000,000, has an outstanding principal balance as of the Cut-off Date of $27,000,000 and accrues interest at an interest rate of 4.390% per annum. The Country Club Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Country Club Center Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the Country Club Center in whole, but not in part, on any date before March 11, 2025. In addition, the Country Club Center Mortgage Loan is prepayable without penalty on or after March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

COUNTRY CLUB CENTER

Sources and Uses

Sources			Uses
Original loan amount	$27,000,000	100.0%	Loan payoff(1)	$16,726,150	61.9%
			Reserves	205,376	0.8
			Closings costs	186,215	0.7
			Return of equity	9,882,259	36.6
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

(1)	The Country Club Center Property was previously securitized in WBCMT 2005-C22.

The Property. The Country Club Center Property is a 10-story, class A office building totaling 64,971 square feet located in Aventura, Florida, approximately 18.1 miles northeast of the Miami central business district. Built in 2004 and renovated in 2006, the Country Club Center Property is comprised of a parking garage on floors one through six and office space located on floors seven through ten. Upper floors feature small balconies and large glass windows allowing city views to the west and views of the Turnberry Golf Club and the Atlantic Ocean to the east. The Country Club Center Property is located less than one mile from the Turnberry Isle Miami Spa & Fitness Center, Residence Inn Miami Aventura Mall and the 2.7 million square foot Aventura Mall that has approximately 30.0 million visitors each year. Parking for the Country Club Center Property is provided by a six-level parking structure that contains 216 garage spaces, equating to a parking ratio of 3.3 spaces per 1,000 square feet of rentable area. As of February 1, 2015, the Country Club Center Property was 100.0% occupied by 12 tenants.

The following table presents certain information relating to the tenancy at the Country Club Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Cabi Developers(3)(4)	NR/NR/NR	14,535	22.4%	$37.50	$545,063	25.2%	2/28/2030
Turnberry Residential(3)(5)	NR/NR/NR	12,957	19.9%	$37.50	$485,888	22.5%	2/28/2030
Wells Fargo Advisors	AA-/A2/A+	15,460	23.8%	$30.44(6)	$470,631(6)	21.7%	11/30/2018
Trafalgar Capital Advisors	NR/NR/NR	5,065	7.8%	$34.00	$172,210	8.0%	1/31/2017
Trade Street Residential	NR/NR/NR	5,845	9.0%	$25.48	$148,931	6.9%	7/31/2016(7)
Total Major Tenants		53,862	82.9%	$33.84	$1,822,722	84.2%

Non-Major Tenants(8)		11,109	17.1%	$30.70	$341,101	15.8%

Occupied Collateral Total		64,971	100.0%	$33.30	$2,163,823	100.0%

Vacant Space		0	0.0%

Collateral Total		64,971	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2016 totaling $17,061.
(3)	Borrower-affiliated tenant.
(4)	The lease for Cabi Developers is personally guaranteed by Cabi Holdings, Inc., who owns 49.5% of the borrower.
(5)	The lease for Turnberry Residential is personally guaranteed by Jeffrey Soffer, one of the sponsors.
(6)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Wells Fargo Advisors represent the tenant’s average rent through the remaining lease term. The current in-place rent for Wells Fargo Advisors is $28.96 per square foot.
(7)	Trade Street Residential has the right to terminate its lease at any time with four months’ notice.
(8)	Annual U/W Base Rent for Non-Major Tenants includes rental income from leases for a cellular antennae and air rights that have no associated square footage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

COUNTRY CLUB CENTER

The following table presents certain information relating to the lease rollover schedule at the Country Club Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	4	11,469	17.7%	11,469	17.7%	$296,135	$25.82
2017	2	9,170	14.1%	20,639	31.8%	$288,751	$31.49
2018	2	16,840	25.9%	37,479	57.7%	$504,786	$29.98
2019	2	0	0.0%	37,479	57.7%	$43,200(4)	(4)
2020	0	0	0.0%	37,479	57.7%	$0	$0.00
2021	0	0	0.0%	37,479	57.7%	$0	$0.00
2022	0	0	0.0%	37,479	57.7%	$0	$0.00
2023	0	0	0.0%	37,479	57.7%	$0	$0.00
2024	0	0	0.0%	37,479	57.7%	$0	$0.00
2025	0	0	0.0%	37,479	57.7%	$0	$0.00
Thereafter	2	27,492	42.3%	64,971	100.0%	$1,030,950	$37.50
Vacant	0	0	0.0%	64,971	100.0%	$0	$0.00
Total/Weighted Average	12	64,971	100.0%			$2,163,823	$33.30

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes storage and vacant space.
(4)	Annual U/W Base Rent and Annual U/W Base Rent PSF include rental income from leases for a cellular antennae and air rights that have no associated square footage.

The following table presents historical occupancy percentages at the Country Club Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	2/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

COUNTRY CLUB CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Country Club Center Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,845,076	$1,794,782	$1,768,453	$2,163,823(1)(2)	67.9%	$33.30
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	986,559	931,619	931,913	982,490	30.8	15.12
Parking Income	125,915	121,190	126,307	126,307	4.0	1.94
Other Income	20,760	20,950	22,286	22,286	0.7	0.34
Less Vacancy & Free Rent	0	0	0	(108,191)(3)	(3.4)	(1.67)
Effective Gross Income	$2,978,310	$2,868,541	$2,848,959	$3,186,714	100.0%	$49.05

Total Operating Expenses	$1,014,284	$1,067,255	$1,029,513	$1,100,060	34.5%	$16.93

Net Operating Income	$1,964,026	$1,801,286	$1,819,446	$2,086,654	65.5%	$32.12
TI/LC	0	0	0	58,284	1.9	0.90
Capital Expenditures	0	0	0	12,994	0.4	0.20
Net Cash Flow	$1,964,026	$1,801,286	$1,819,446	$2,015,376	63.2%	$31.02

NOI DSCR	1.21x	1.11x	1.12x	1.29x
NCF DSCR	1.21x	1.11x	1.12x	1.24x
NOI DY	7.3%	6.7%	6.7%	7.7%
NCF DY	7.3%	6.7%	6.7%	7.5%

(1)	The increase in the U/W Base Rent from 2014 is primarily due to new leases executed by Cabi Developers and Turnberry Residential at a higher rental rate for a total annual base rent increase of $371,142 that became effective in April 2015.
(2)	U/W Base Rent includes contractual rent steps through February 2016 totaling $17,061.
(3)	The underwritten economic vacancy is 5.0%. The Country Club Center Property was 100.0% physically occupied as of February 1, 2015.

Appraisal. As of the appraisal valuation date of March 23, 2015, the Country Club Center Property had an “as-is” appraised value of $36,000,000.

Environmental Matters. According to the Phase I environmental report dated March 27, 2015, there was no evidence of any recognized environmental conditions at the Country Club Center Property.

Market Overview and Competition. The Country Club Center Property is located in Aventura, Florida, approximately one mile south of Broward County and approximately 18.1 miles northeast of the Miami central business district. Interstate 95 is the major north/south expressway providing direct access to the southeastern and northeastern areas of Miami-Dade County and is located approximately 2.1 miles west of the Country Club Center Property. The Miami International Airport is approximately 18.8 miles southwest of the Country Club Center Property. The City of Aventura provides a wide spectrum of land uses ranging from single-family homes and high-rise multifamily dwellings to the regional Aventura Mall and high-rise office buildings, as well as a variety of strip centers and free-standing retail along the major corridors. The 2.7 million square foot Aventura Mall is one of the largest shopping centers in the country, which is anchored by Nordstrom, Bloomingdale’s and Macy’s, plus luxury boutiques including Louis Vuitton, Cartier, Burberry, Red Valentino, Emilio Pucci, Sandro and Breitling. The estimated 2015 population within a one- and three-mile radius of the Country Club Center Property is 28,088 and 183,945, respectively, and the estimated average household income for the same radii is $82,591 and $67,478, respectively.

According to a third party research report, the Country Club Center Property is located in the Aventura office submarket which reported a total inventory of 52 buildings totaling 2.2 million square feet with a 7.9% vacancy rate as of the first quarter of 2015. The Aventura class A office submarket is comprised of 11 buildings totaling 1.0 million square feet and reported a 12.8% vacancy rate as of the first quarter of 2015. The appraiser concluded to a market rent for the Country Club Center Property of $34.00 per square foot, triple net, which is slightly higher than the weighted average underwritten base rent of $33.30 per square foot. The Aventura class A office submarket has experienced positive net absorption with vacancy declining from 17.2% at year end of 2014 to 12.8% as of the first quarter of 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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COUNTRY CLUB CENTER

The following table presents certain information relating to comparable office properties for the Country Club Center Property:

Competitive Set(1)

	Country Club Center (Subject)	One Turnberry Place	Aventura Corp. Center I & II	Aventura Harbour Centre	Turnberry Plaza
Location	Aventura, FL	Aventura, FL	Aventura, FL	Aventura, FL	Aventura, FL
Distance from Subject	--	0.5 miles	0.0 miles	0.8 miles	0.7 miles
Property Type	Office	Office	Office	Office	Office
Year Built/Renovated	2004/2006	1990/NAP	1988/2003	2003/NAP	1985/NAP
Stories	10	9	5	11	10
Total GLA	64,971 SF	136,411 SF	164,000 SF	217,056 SF	106,000 SF
Total Occupancy	100%	100%	89%	96%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Cabi Turnberry Aventura Offices, LP, a Delaware limited partnership and a single purpose entity that is owned by Cabi Holdings, Inc. and Jeffrey Soffer. Jeffrey and Jacquelyn Soffer are the guarantors of certain nonrecourse carveouts under the Country Club Center Mortgage Loan.

The Sponsor. The sponsors are Jeffrey and Jacquelyn Soffer. Mr. Soffer is the chairman and CEO of Turnberry Associates, a real estate development and property management company. Turnberry Associates has developed more than $10.0 billion in commercial and residential properties including approximately 20.0 million square feet of retail space, more than 7,000 apartments and condominium units, 1.5 million square feet of class A office space and in excess of 3,000 hotel and resort rooms. Mr. Soffer was involved in various litigation matters involving claims resulting from the Fontainebleau Las Vegas project filing for Chapter 11 bankruptcy protection in mid-2009 (converted to Chapter 7 bankruptcy at the end of 2009), as well as other matters. In addition, affiliates of Cabi Holdings, Inc. have filed Chapter 11 bankruptcy and were involved in a default on a $1.5 billion real estate loan in 2008.

Escrows. The loan documents provide for an upfront reserve in the amount of $205,376 and monthly escrows in the amount of $25,672 for real estate taxes. The loan documents require monthly escrows in an amount of $1,083 for replacement reserves; however, monthly escrows are waived provided no event of default has occurred and is continuing and the property is being adequately maintained as reasonably determined by the lender based on annual site inspections. The loan documents do not require monthly escrows for insurance as long as (i) no event of default has occurred and is continuing; (ii) the Country Club Center Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the required policies and timely proof of payment of the insurance premiums.

Upon the occurrence of any tenant that leases more than 5.0% of the net rentable area at the Country Club Center Property failing to extend its lease, the borrower must deposit or provide a letter of credit for an amount equal to $25.00 per square foot for the applicable tenant space for tenant improvements and leasing commissions related to re-tenanting the non-renewing tenant space. Upon the occurrence of a Major Tenant Event Period (as defined below in the Lockbox and Cash Management section), all excess cash flow must be deposited into a cash management subaccount to be used for tenant improvements and leasing commissions; however, the borrower may deposit $365,000 in lieu of an excess cash flow sweep.

Lockbox and Cash Management. The Country Club Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all rents received into such lockbox account within one business day after receipt. Prior to a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept to a borrower account. During a Cash Trap Event, the borrower and property manager will cause all rents to be deposited directly into the lockbox account, and all funds on deposit in the lockbox account will be swept into a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.05x at the end of any calendar quarter; or (iii) the occurrence of a Major Tenant Event Period. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters; and with regard to clause (iii), upon the ending of the Major Tenant Event Period.

A “Major Tenant Event Period” will commence upon the earlier of Cabi Developers (i) filing bankruptcy or similar insolvency proceeding; or (ii) going dark, vacating or otherwise failing to occupy the property or giving notice of its intent to commence any of the foregoing. A Major Tenant Event Period will end, with regard to clause (i), upon the bankruptcy or insolvency proceeding being terminated and Cabi Developers’ lease being affirmed; with regard to clause (ii), upon Cabi Developers resuming normal business operations for two consecutive calendar quarters; or, with regard to clauses (i) and (ii), upon the borrower depositing $365,000 or the lender receiving satisfactory evidence that the Cabi Developers’ space has been leased to one or more satisfactory replacement tenants on terms acceptable to the lender and such replacement tenants have taken occupancy, are open for business, paying full unabated rent and the amortizing debt service coverage ratio is equal to or greater than 1.10x.

Property Management. The Country Club Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Country Club Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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COUNTRY CLUB CENTER

proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Country Club Center Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

No. 8 – Parkway Crossing East Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$26,250,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$26,216,058			Location:	Woodbridge, VA
% of Initial Pool Balance:	[ ]%			Size(2):	143,330 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$182.91
Borrower Name:	Parkway Crossing East Shopping Center, L.P.			Year Built/Renovated:	2004/NAP
Sponsor:	Thomas R. Green			Title Vesting:	Fee
Mortgage Rate:	4.130%			Property Manager:	Self-managed
Note Date:	May 1, 2015			3rd Most Recent Occupancy (As of)(2):	96.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of) (2):	96.2% (12/31/2013)
Maturity Date:	May 11, 2025			Most Recent Occupancy (As of) (2):	96.2% (12/31/2014)
IO Period:	0 months			Current Occupancy (As of) (2):	98.1% (4/24/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,078,711 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,999,461 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$1,965,295 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	No
Additional Debt Type:	NAP			U/W Revenues:	$2,962,282
				U/W Expenses:	$707,962
				U/W NOI(3):	$2,254,321
				U/W NCF:	$2,107,163
Escrows and Reserves(1):				U/W NOI DSCR	1.48x
				U/W NCF DSCR:	1.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.6%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	8.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$35,000,000
Replacement Reserves	$0	$2,747	NAP	As-Is Appraisal Valuation Date:	February 10, 2015
TI/LC Reserve	$0	$7,764	$400,000	Cut-off Date LTV Ratio:	74.9%
Office Depot Reserve	$200,000	$0	NAP	LTV Ratio at Maturity or ARD:	59.9%

(1)	See “Escrows” section.
(2)	Occupancy includes Babies “R” US (30,000 square feet) which is on a ground lease and owns its own improvements.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Parkway Crossing East Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Woodbridge, Virginia (the “Parkway Crossing East Shopping Center Property”). The Parkway Crossing East Shopping Center Mortgage Loan was originated on May 1, 2015 by Wells Fargo Bank, National Association. The Parkway Crossing East Shopping Center Mortgage Loan had an original principal balance of $26,250,000, has an outstanding principal balance as of the Cut-off Date of $26,216,058 and accrues interest at an interest rate of 4.130% per annum.  The Parkway Crossing East Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Parkway Crossing East Shopping Center Mortgage Loan matures on May 11, 2025.

Following the lockout period, the borrower has the right to defease the Parkway Crossing East Shopping Center Mortgage Loan in whole, but not in part, on any date before February 11, 2025. In addition, the Parkway Crossing East Shopping Center is prepayable without penalty on or after February 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PARKWAY CROSSING EAST SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$26,250,000	100.0%	Loan payoff (1)	$20,871,216	79.5%
			Reserves	200,000	0.8
			Closing costs	178,919	0.7
			Return of equity	4,999,865	19.0
Total Sources	$26,250,000	100.0%	Total Uses	$26,250,000	100.0%

(1)	The Parkway Crossing East Shopping Center Property was previously securitized in MLMT 2005-CK11.

The Property.  The Parkway Crossing East Shopping Center Property is an anchored retail center located in Woodbridge, Virginia, approximately 24.3 miles southwest of Washington D.C. Built in 2004, the Parkway Crossing East Shopping Center Property is situated on a 21.3-acre parcel and is anchored by Michaels, Bed Bath & Beyond, Office Depot and Babies R Us, which is on a ground lease and owns its own improvements.  The Parkway Crossing East Shopping Center Property consists of four buildings including three, multi-tenant retail strips and one pad site that is ground leased to Chick-Fil-A.  The Parkway Crossing East Shopping Center Property contains 596 parking spaces, resulting in a parking ratio of 4.2 spaces per 1,000 square feet of rentable area. Since its construction in 2004, occupancy at the Parkway Crossing East Shopping Center Property has averaged 98.8%.  As of April 24, 2015, the Parkway Crossing East Shopping Center Property was 98.1% occupied by 16 tenants.

The following table presents certain information relating to the tenancy at the Parkway Crossing East Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Michaels	NR/NR/B+	23,982	16.7%	$16.87	$404,600	16.4%	NAV	NAV	2/29/2020(4)
Bed Bath & Beyond	NR/Baa1/A-	35,070	24.5%	$11.53	$404,250	16.4%	NAV	NAV	1/31/2020(5)
Office Depot	NR/B2/B-	18,000	12.6%	$15.00	$270,000	10.9%	NAV	NAV	10/31/2019(6)
Babies “R” Us	CC/B3/B-	30,000(7)	20.9%(7)	$8.07(7)	$242,000	9.8%	NAV	NAV	1/31/2020(8)
Total Anchor Tenants		107,052	74.7%	$12.34	$1,320,850	53.6%

Major Tenants
Thomasville Furniture	NR/NR/NR	10,403	7.3%	$23.83	$247,903	10.1%	NAV	NAV	3/31/2017
Sleepy’s	NR/NR/NR	3,644	2.5%	$41.59	$151,554	6.1%	NAV	NAV	11/30/2020
Total Major Tenants		14,047	9.8%	$28.44	$399,457	16.2%

Non-Major Tenants		19,528(9)	13.6%	$38.20(9)	$745,993(9)	30.2%

Occupied Collateral Total		140,627	98.1%	$17.54	$2,466,300	100.0%

Vacant Space		2,703	1.9%

Collateral Total		143,330	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 2016 totaling $8,569.
(3)	The majority of tenants at the Parkway Crossing East Shopping Center Property are not required to report sales.
(4)	Michaels has four, 5-year lease renewal options.
(5)	Bed Bath & Beyond has three, 5-year lease renewal options.
(6)	Office Depot has two, 5-year lease renewal options.
(7)	Babies “R” Us is on a ground lease and owns its own improvements.
(8)	Babies “R” Us has seven, 5-year lease renewal options.
(9)	The Annual U/W Base Rent PSF and Annual U/W Base Rent include ground rent from Chick-Fil-A ($115,719) but the square footage attributed to the Chick-Fil-A outparcel was excluded from the Non-Major Tenants NRSF since the tenant is on a ground lease and owns its own improvements. The Annual U/W Base Rent PSF excluding the Chick-Fil-A rent is $32.28.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PARKWAY CROSSING EAST SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Parkway Crossing East Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2015	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	4	17,513	12.2%	17,513	12.2%	$473,778	19.2%	$27.05
2018	0	0	0.0%	17,513	12.2%	$0	0.0%	$0.00
2019	1	18,000	12.6%	35,513	24.8%	$270,000	10.9%	$15.00
2020	9(4)	102,591(4)	71.6%(4)	138,104(4)	96.4%(4)	$1,522,282	61.7%	$14.84	(4)
2021	0	0	0.0%	138,104	96.4%	$0	0.0%	$0.00
2022	1	2,523	1.8%	140,627	98.1%	$84,521	3.4%	$33.50
2023	1(5)	0(5)	0.0%(5)	140,627(5)	98.1%(5)	$115,719(5)	4.7%	(5)
2024	0	0	0.0%	140,627	98.1%	$0	0.0%	$0.00
2025	0	0	0.0%	140,627	98.1%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	140,627	98.1%	$0	0.0%	$0.00
Vacant	0	2,703	1.9%	143,330	100.0%	$0	0.0%	$0.00
Total/Weighted Average	16	143,330	100.0%			$2,466,300	100.0%	$17.54

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Babies “R” Us (30,000 square feet; 20.9% of NRSF) is on a ground lease and owns its own improvements.
(5)	The square footage attributed to a Chick-Fil-A outparcel was excluded from the total NRSF since the tenant is on a ground lease and owns its own improvements.

The following table presents historical occupancy percentages at the Parkway Crossing East Shopping Center Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	4/24/2015(1)(3)
96.2%	96.2%	96.2%	98.1%

(1)	Occupancy includes Babies R US (30,000 square feet) which is on a ground lease and owns its own improvements.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PARKWAY CROSSING EAST SHOPPING CENTER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Parkway Crossing East Shopping Center Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF(1)
Base Rent	$2,218,984	$2,232,056	$2,255,394	$2,466,300(2)	83.3%	$17.21
Grossed Up Vacant Space	0	0	0	81,089	2.7	0.57
Total Reimbursables	539,937	422,983	446,044	542,263	18.3	3.78
Other Income	0	648	294	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(127,369)(3)	(4.3)	(0.89)
Effective Gross Income	$2,758,921	$2,655,687	$2,701,732	$2,962,282	100.0%	$20.67

Total Operating Expenses	$680,210	$656,226	$736,437	$707,962	23.9%	4.94

Net Operating Income	$2,078,711	$1,999,461	$1,965,295	$2,254,321(4)	76.1%	$15.73

TI/LC	0	0	0	118,491	4.0	0.83
Capital Expenditures	0	0	0	28,666	1.0	0.20
Net Cash Flow	$2,078,711	$1,999,461	$1,965,295	$2,107,163	71.1%	$14.70

NOI DSCR	1.36x	1.31x	1.29x	1.48x
NCF DSCR	1.36x	1.31x	1.29x	1.38x
NOI DY	7.9%	7.6%	7.5%	8.6%
NCF DY	7.9%	7.6%	7.5%	8.0%

(1)	Total square footage includes Babies R Us (30,000 square feet) which is on a ground lease and owns its own improvements.
(2)	Base Rent includes contractual rent increases occurring from January 2015 through January 2016 totaling $122,443.
(3)	The underwritten economic vacancy is 5.0%. The Parkway Crossing East Shopping Center Property was 98.1% physically occupied as of April 24, 2015.
(4)	U/W Net Operating Income is greater than 2014 due to contractual rent increases occurring from January 2015 through January 2016 totaling $122,443 being underwritten.

Appraisal.  As of the appraisal valuation date of February 10, 2015, the Parkway Crossing East Shopping Center Property had an “as-is” appraised value of $35,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated February 24, 2015, there was no evidence of any recognized environmental conditions at the Parkway Crossing East Shopping Center Property.

Market Overview and Competition.  The Parkway Crossing East Shopping Center Property is located on the east side of Prince William Parkway, at the intersection of Caton Hill Road and bounded by Interstate 95 to the east, in Woodbridge, Virginia.  Woodbridge is located approximately 24.3 miles southwest of Washington D.C. and is bounded by the Potomac and Occoquan Rivers. Given the substantial presence of the government in the market, many of the largest private-sector employers in the Washington D.C. metro area are defense manufacturers, government contractors and law firms.  There are 17 Fortune 500 companies that have headquarters located in the greater Washington D.C. metro area and Inova Health Systems is the largest private employer in the region with approximately 16,000 employees.  The neighborhood surrounding the Parkway Crossing East Shopping Center Property offers a variety of amenities for residents including the 100.0% occupied Potomac Mills Mall, located approximately 1.7 miles southwest of the Parkway Crossing East Shopping Center Property, which is one of the largest shopping centers in Northern Virginia and is anchored by JC Penney, Bloomingdale’s, Costco, Neiman Marcus, Nordstrom Rack and Marshalls.  As of 2014, the estimated population within a three- and five-mile radius of the Parkway Crossing East Shopping Center Property was 112,686 and 220,400, respectively, and the average household income within the same radii was $105,163 and $117,345, respectively.

According to a third party research report, the Parkway Crossing East Shopping Center Property is located in the Washington, D.C. retail market.  As of the first quarter of 2015, the Washington D.C. retail market was comprised of 16,285 properties totaling 224.1 million square feet and reported an overall vacancy rate of 4.5%.  Within the Washington D.C. retail market, the Parkway Crossing East Shopping Center Property is located in the Woodbridge/I-95 Corridor retail submarket which reported a total inventory of 402 properties totaling approximately 3.7 million square feet as of the first quarter of 2015. The Woodbridge/I-95 Corridor retail submarket reported a vacancy rate of 3.5% and an average asking rent of $20.45 per square foot full-service gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PARKWAY CROSSING EAST SHOPPING CENTER

The following table presents certain information relating to comparable properties to the Parkway Crossing East Shopping Center Property:

Competitive Set(1)

	Parkway Crossing East Shopping Center (Subject)	Parkway Crossing West	Smoketown Stations	Potomac Festival	Prince William Square	Rollingwood Shopping Center
Location	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA
Distance from Subject	--	0.5 miles	1.0 miles	2.1 miles	1.9 miles	1.6 miles
Property Type	Power Center	Power Center	Power Center	Community Center	Community Center	Community Center
Year Built/Renovated	2004/NAP	1995/NAP	1992/2009	1990/NAP	1986/NAP	1997/2005
Anchors	Michaels, Bed Bath & Beyond, Office Depot, Babies R Us	Target, Value City Furniture, Beauty 4U	Dick’s Sporting Goods, LA Fitness, Best Buy, Petsmart	Everest College, Savers, Staples, hhgregg	Jo-Ann Fabrics, Ashley Furniture, Ross Dress for Less, CW Price	Kohl’s, Global Foods, Home Depot (shadow anchor)
Total GLA	143,330 SF	185,261 SF	494,506 SF	327,886 SF	233,147 SF	163,317 SF
Total Occupancy	98%	100%	97%	96%	86%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Parkway Crossing East Shopping Center, L.P., a limited partnership and single purpose entity with one independent director. Thomas R. Green is the guarantor of certain nonrecourse carveouts under the Parkway Crossing East Shopping Center Mortgage Loan.

The Sponsors. The sponsor is Thomas R. Green, who founded National Real Estate Management Corp (“NRE”) in the early 1960’s to develop and manage various family-controlled real estate holdings.  Headquartered in St. Louis, Missouri, NRE has built a diverse real estate portfolio that includes over 3.5 million square feet of retail shopping centers, 1,000 manufactured housing rental pads, 600 apartment units and 300,000 square feet of office and industrial space located across 11 states and Puerto Rico.

Escrows. The loan documents provide for upfront reserves in the amount of $200,000 for re-leasing expenses related to the Office Depot space; the funds will be returned to the borrower in June 2017, provided no event of default has occurred or is continuing and no Major Tenant Event Period (as defined below in the Lockbox and Cash Management section) has occurred or is continuing with respect to the Office Depot space.  The loan documents require monthly deposits of $2,747 for replacement reserves and $7,764 for tenant improvements and leasing commissions (subject to a cap of $400,000). The loan documents do not require monthly escrows for real estate taxes, provided that (i) no event of default or Cash Trap Event Period (as defined below in the Lockbox and Cash Management section) has occurred and is continuing; (ii) the borrower pays all taxes at least seven calendar days prior to delinquency; and (iii) the borrower provides satisfactory evidence of payment of taxes at least seven days prior to delinquency.  The loan documents also do not require monthly escrows for insurance, provided that (a) no event of default has occurred and is continuing; (b) the Parkway Crossing East Shopping Center Property is insured via an acceptable blanket insurance policy; and (c) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct tenants to deposit all rents directly into such lockbox account.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow sub-account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield falling below 7.0%; or (iii) the occurrence of a Major Tenant Event Period (as defined below). A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the net cash flow debt yield being equal to or greater than 7.0% for two consecutive calendar quarters; and with regard to clause (iii), upon the end of a Major Tenant Event Period.

A “Major Tenant Event Period” will commence upon the earlier of Bed Bath & Beyond, Babies “R” Us, Michaels or Office Depot (individually or collectively, a “Major Tenant”) (i) going dark, vacating or otherwise failing to occupy its space; (ii) filing bankruptcy or similar insolvency; or (iii) terminating its lease, giving a termination notice or the lease otherwise failing to be in full force and effect.  A Major Tenant Event Period will be cured, with regard to clause (i), upon the occurrence of a Major Tenant Re-Tenanting Event (as defined below) or the applicable Major Tenant resuming its normal business operations and being open for two consecutive calendar quarters; with respect to clause (ii), upon the occurrence of a Major Tenant Re-Tenanting Event or the bankruptcy or insolvency proceeding being terminated and the related Major Tenant’s lease being affirmed; with respect to clause (iii), upon the occurrence of a Major Tenant Re-Tenanting Event or any applicable default being cured and such Major Tenant’s lease being in full force and effect for two consecutive calendar quarters; and with respect to clauses (i), (ii) and (iii), in the event that such Major Tenant Event Period has occurred (x) with respect to only one Major Tenant that is not Office Depot, (y) no other Major Tenant Event Period has occurred with respect to a different Major Tenant and (z) no other tenant’s lease includes co-tenancy provisions with respect to such Major Tenant, the Major Tenant Event Period will end once the balance of funds in the excess cash flow sub-account is equal to or greater than $10.00 per square foot of the related Major Tenant’s space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

PARKWAY CROSSING EAST SHOPPING CENTER

A “Major Tenant Re-Tenanting Event” will occur upon the lender receiving satisfactory evidence that the applicable Major Tenant’s space has been leased to one or more satisfactory replacement tenants and that such replacement tenant is in occupancy, open for business and paying full unabated rent.

Property Management.  The Parkway Crossing East Shopping Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Parkway Crossing East Shopping Center Property, provided that certain conditions are satisfied, including (i) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and environmental indemnity; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Parkway Crossing East Shopping Center Property.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

No. 9 – Olmsted Plaza Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$25,500,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$25,500,000			Location:	North Olmsted, OH
% of Initial Pool Balance:	[ ]%			Size:	255,902 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$99.65
Borrower Name:	B & G Properties Limited Partnership			Year Built/Renovated:	1969/NAP
Sponsor:	B & G Properties			Title Vesting:	Fee
Mortgage Rate:	4.100%			Property Manager:	JEMAR Management Inc.
Note Date:	April 7, 2015			3rd Most Recent Occupancy (As of):	98.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	May 6, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	93.6% (4/6/2015)
Loan Term (Original):	120 months
Seasoning:	1 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,960,269 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,725,912 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$2,820,280 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,250,049
				U/W Expenses:	$1,743,501
				U/W NOI:	$2,506,548
				U/W NCF:	$2,327,417
Escrows and Reserves(1):				U/W NOI DSCR:	1.70x
				U/W NCF DSCR:	1.57x
				U/W NOI Debt Yield:	9.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.1%
Taxes	$319,454	$63,891	NAP	As-Is Appraised Value:	$35,370,000
Insurance	$74,310	$6,193	NAP	As-Is Appraisal Valuation Date:	February 11, 2015
Replacement Reserves	$4,287	$4,287	$100,000	Cut-off Date LTV Ratio:	72.1%
TI/LC Reserve	$10,717	$10,717	$200,000	LTV Ratio at Maturity or ARD:	65.5%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Olmsted Plaza Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an anchored retail property located in North Olmsted, Ohio (the “Olmsted Plaza Shopping Center Property”). The Olmsted Plaza Shopping Center Mortgage Loan was originated on April 7, 2015 by Silverpeak Real Estate Finance LLC. The Olmsted Plaza Shopping Center Mortgage Loan had an original principal balance of $25,500,000, has an outstanding principal balance as of the Cut-off Date of $25,500,000 and accrues interest at an interest rate of 4.100% per annum. The Olmsted Plaza Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Olmsted Plaza Shopping Center Mortgage Loan matures on May 6, 2025.

Following the lockout period, the borrower has the right to defease the Olmsted Plaza Shopping Center Mortgage Loan in whole, but not in part, on any date before February 6, 2025.  In addition, the Olmsted Plaza Shopping Center Mortgage Loan is prepayable without penalty on or after February 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Olmsted Plaza Shopping Center

Sources and Uses

Sources			Uses
Original loan amount	$25,500,000	98.1%	Loan payoff	$25,118,692	96.6%
Sponsors’ new cash contribution	$503,978	1.9	Reserves	408,768	1.6
			Closing costs	476,518	1.8
Total Sources	$26,003,978	100.0%	Total Uses	$26,003,978	100.0%

The Property. The Olmsted Plaza Shopping Center Property is an anchored retail property comprising approximately 255,902 square feet of rentable area within nine one-story buildings located in North Olmsted, Ohio, approximately 15.9 miles southwest of Cleveland, Ohio. Built in 1969, the Olmsted Plaza Shopping Center Property is located on Great Northern Boulevard, bounded by Brookpark Road to the south and Lorain Road to the north.  The Great Northern Mall, a super-regional mall owned by Starwood and anchored by Dillard’s, Macy’s, JCPenney, Sears, Dick’s Sporting Goods, and a 10-screen Regal Cinemas & RPX, is located along Great Northern Boulevard across from the Olmsted Plaza Shopping Center Property. The Olmsted Plaza Shopping Center Property is anchored by Value City Furniture, Aldi, and HHGREGG and other tenants include PNC Bank, FedEx, Sherwin-Williams, H&R Block and Wells Fargo. The Olmsted Plaza Shopping Center Property contains 1,030 parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area. As of April 6, 2015, the Olmsted Plaza Shopping Center Property was 93.6% occupied by 30 tenants.

The following table presents certain information relating to the tenancy at the Olmsted Plaza Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P) (1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date

Major Tenants
Value City Furniture(4)	NR/NR/NR	50,290	19.7%	$11.50	$578,335	19.4%	NAV	NAV	1/31/2026(5)
HHGREGG	NR/NR/NR	31,800	12.4%	$10.66	$338,988	11.4%	NAV	NAV	8/1/2021(6)
Harbor Freight and Tools	NR/Ba3/BB-	16,000	6.3%	$10.75	$172,000	5.8%	NAV	NAV	10/31/2023
Aldi	NR/NR/NR	16,785	6.6%	$10.13	$170,000	5.7%	NAV	NAV	9/30/2024(7)
Cort Furniture Rental	NR/NR/NR	10,737	4.2%	$12.55	$134,799	4.5%	NAV	NAV	1/31/2016(8)
Total Major Tenants		125,612	49.1%	$11.10	$1,394,122	46.8%

Non-Major Tenants		113,832	44.5%	$13.94	$1,586,965	53.2%

Occupied Collateral Total		239,444	93.6%	$12.45	$2,981,087	100.0%

Vacant Space		16,458	6.4%

Collateral Total		255,902	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2016 totaling $10,509.
(3)	Tenants are not required to report sales figures under their respective leases.
(4)	Value City Furniture subleases its space from Dick’s Sporting Goods under a lease that expires in January 2016. Value City Furniture has occupied the former Dick’s Sporting Goods space since August 2005. Value City Furniture has executed a 10-year direct lease which will commence in February 2016. Value City Furniture’s direct lease was included in the underwriting of the Olmsted Shopping Center Mortgage Loan. The current rent under the Dick’s Sporting Goods lease is $12.50 per square foot.
(5)	Value City Furniture has two, 5-year lease renewal options.
(6)	HHGREGG has two, 5-year lease renewal options.
(7)	Aldi has three, 5-year lease renewal options.
(8)	Cort Furniture Rental has one, 5-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Olmsted Plaza Shopping Center

The following table presents certain information relating to the lease rollover schedule at the Olmsted Plaza Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31, 2014	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	10,110	4.0%	10,110	4.0%	$74,400	$7.36
2015	2	3,302	1.3%	13,412	5.2%	$41,958	$12.71
2016	5	20,827	8.1%	34,239	13.4%	$284,595	$13.66
2017	2	7,430	2.9%	41,669	16.3%	$114,000	$15.34
2018	4	29,012	11.3%	70,681	27.6%	$398,460	$13.73
2019	2	9,200	3.6%	79,881	31.2%	$124,200	$13.50
2020	4	14,486	5.7%	94,367	36.9%	$247,476	$17.08
2021	3	43,300	16.9%	137,667	53.8%	$530,788	$12.26
2022	2	18,702	7.3%	156,369	61.1%	$244,875	$13.09
2023	1	16,000	6.3%	172,369	67.4%	$172,000	$10.75
2024	1	16,785	6.6%	189,154	73.9%	$170,000	$10.13
2025	0	0	0.0%	189,154	73.9%	$0	$0.00
Thereafter	1	50,290	19.7%	239,444	93.6%	$578,335	$11.50
Vacant	4	16,458	6.4%	255,902	100.0%	$0	$0.00
Total/Weighted Average	34	255,902	100.0%			$2,981,087	$12.45

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	The Annual U/W Base Rent PSF and Total/Weighted Average Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the Olmsted Plaza Shopping Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/6/2015(2)
98.0%	100.0%	100.0%	93.6%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Olmsted Plaza Shopping Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Olmsted Plaza Shopping Center Property:

Cash Flow Analysis

	2012	2013	2014	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,204,276	$3,351,408	$3,364,665	$2,981,087	70.1%	$11.65
Grossed Up Vacant Space	0	0	0	246,328	5.8%	0.96
Total Reimbursables	1,174,571	847,438	1,393,022	1,268,962	29.9%	4.96
Less Vacancy & Credit Loss	0	0	0	(246,328)(2)	-5.8%	(0.96)
Effective Gross Income	$4,378,847	$4,198,846	$4,757,687	$4,250,049	100.0%	$16.61

Total Operating Expenses	$1,418,578	$1,472,934	$1,937,407	$1,743,501	41.0%	$6.81

Net Operating Income	$2,960,269	$2,725,912	$2,820,280	$2,506,548	59.0%	$9.79
TI/LC	0	0	0	127,951	3.0%	0.50
Reserves for Replacements	0	0	0	51,180	1.2%	0.20
Net Cash Flow	$2,960,269	$2,725,912	$2,820,280	$2,327,417	54.8%	$9.09

NOI DSCR	2.00x	1.84x	1.91x	1.70x
NCF DSCR	2.00x	1.84x	1.91x	1.57x
NOI DY	11.6%	10.7%	11.1%	9.8%
NCF DY	11.6%	10.7%	11.1%	9.1%

(1)	The decrease in NOI is due to a major tenant vacating 13,058 square feet.

(2)	The underwritten economic vacancy is 5.5%. The Olmsted Plaza Shopping Center Property was 93.6% physically occupied as of April 6, 2015.

Appraisal.  As of the appraisal valuation date of February 11, 2015, the Olmsted Plaza Shopping Center Property had an “as-is” appraised value of $35,370,000.

Environmental Matters.  According to the Phase I environmental site assessment dated February 19, 2015, there was no evidence of any recognized environmental conditions at the Olmsted Plaza Shopping Center Property.

Market Overview and Competition.  The Olmsted Plaza Shopping Center Property is located within the Cleveland, Ohio metropolitan statistical area. Greater Cleveland is the 28th most populous metropolitan area in the United States and largest metro entirely in Ohio, accounting for 17.8% of the population. Unemployment has declined in the metropolitan statistical area from 8.9% in 2010 to 6.0% in 2014.  The largest employers in the market are the Cleveland Clinic, US Office of Personnel Management, University Hospitals, Giant Eagle, and Progressive Corporation.

The Olmsted Plaza Shopping Center Property is located within the Cleveland retail market’s West Retail Submarket, approximately 16 miles southwest of the Cleveland central business district.  The Great Northern Mall is located less than a mile from the Olmsted Plaza Shopping Center Property, which features 125 retailers as well as a 10-screen movie theater. The 2014 estimated population within a three and five mile radius of the Olmsted Plaza Shopping Center Property was approximately 63,467 and 178,407, respectively.  In 2014, the median household income within the same three and five mile radii was approximately $58,373 and $58,008, respectively. According to the appraisal, as of 2012, daily traffic counts were approximately 18,160 along Great Northern Boulevard at Brookpark Road, approximately 32,604 along Lorain Road at Great Northern Boulevard and approximately 19,114 along Brookpark Road at Great Northern Boulevard.

According to the appraisal, as of year-end 2014 there were no new projects under construction within the West retail submarket and the existing supply consists of approximately 16.7 million square feet. From 2011 to 2014, vacancy in the West Retail market has decreased from 6.3% to 5.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Olmsted Plaza Shopping Center

The following table presents certain information relating to some comparable retail properties for the Olmsted Plaza Shopping Center Property:

Competitive Set(1)

	Olmsted Plaza Shopping Center (Subject)	Berea Plaza	Water Tower Square	Plazas at Great Northern	Village Square
City	North Olmsted, OH	Berea, OH	North Olmsted, OH	North Olmsted, OH	Woodmere, OH
Distance from Subject	--	3.8 miles	1.2 miles	0.7 mile	21.8 miles
Property Type	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center
Year Built	1969	1994	1995	1986	1960
Anchors	Value City Furniture, HHGREGG, Aldi	Jax Big Discount	Volunteer of America	Big Lots	DXL
Total GLA	255,902(2) SF	100,000 SF	182,861 SF	632,309 SF	110,000 SF
Total Occupancy	93.6%	100.0%	73.0%	98.0%	100.0%

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

The Borrowers.  The borrower is B & G Properties Limited Partnership, an Ohio limited partnership single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Olmsted Plaza Shopping Center Mortgage Loan.  Jeffrey Glazer and Marshall Brown are the guarantors of certain nonrecourse carveouts under the Olmsted Plaza Shopping Center Mortgage Loan.

The Sponsor.  The sponsor is B&G Properties, an entity controlled by Jeffrey Glazer and Marshall Brown.  Mr. Glazer and Mr. Brown have been actively engaged in real estate investment, development and management activities since 1974.  The sponsor developed the Olmsted Plaza Shopping Center Property in 1969 and has owned, managed and operated the property since that time.

Escrows.  The loan documents provide for upfront escrows in the amount of $319,454 for taxes, $74,310 for insurance, $4,287 for replacement reserves and $10,717 for tenant improvements and leasing commissions (“TI/LCs”).

The loan documents provide for ongoing monthly escrows of $63,891 for taxes, $6,193 for insurance, $4,287 for replacement reserves (subject to a cap of $100,000) and $10,717 for TI/LCs (subject to a cap of $200,000).  Additionally, during a Lease Sweep Period (as defined below), all excess cash flow (after payment of debt service, required reserves and budgeted and approved operating expenses) shall be deposited into the TI/LC reserve.

Lockbox and Cash Management.  The Olmsted Plaza Shopping Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account must be disbursed to the borrower daily.  During a Cash Management Period, funds are swept into a lender controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following (i) the occurrence of an event of default, (ii) the amortizing debt service coverage ratio being less than 1.20x at the end of any calendar quarter, or (iii) the commencement of a Lease Sweep Period (as defined below).  A Cash Management Period will be cured with regard to clause (i) when such event of default has been cured and no other default or event of default has occurred and is continuing; with regard to clause (ii) when the amortizing debt service coverage ratio is greater than or equal to 1.20x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of the Lease Sweep Period.

A “Lease Sweep Period” will commence upon the earlier of: (i) the date which is 12 months prior to the expiration of any Major Lease (the Value City Lease and any other lease which covers 40,000 or more square feet at the Olmsted Plaza Shopping Center Property), including any renewal terms; (ii) the date by which any tenant under a Major Lease (a “Major Tenant”) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been exercised); (iii) any Major Lease (or material portion thereof) is surrendered, cancelled or terminated prior to its then-current expiration date; (iv) any Major Tenant discontinues its business at the premises (“goes dark”) or gives notice that it intends to discontinue its business; (v) the occurrence of a default (beyond any applicable notice and cure periods) under any Major Lease; or (vi) upon the occurrence of an insolvency proceeding by a Major Tenant.

A Lease Sweep Period will end upon the earlier to occur of (x) the determination by the lender that $20 per square foot of the space demised under the applicable Major Lease has been deposited into the leasing reserve (provided, however, to the extent that the borrower shall lease a portion of the space demised under the applicable Major Lease to a replacement tenant or tenants approved by the lender, then such $20 per square foot amount shall be decreased so that it applies only to the space which remains after taking into account such replacement lease or leases), or (y) the occurrence of any of the following: (1) with respect to clauses (i), (ii), (iii), or (iv)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Olmsted Plaza Shopping Center

above, upon the earlier to occur of (A) the date on which the applicable Major Tenant exercises its renewal or extension option and sufficient funds have accumulated in the leasing reserve to pay for all anticipated leasing expenses, or (B) the date on which all the space demised under the applicable Major Lease has been fully leased pursuant to a replacement lease and all leasing expenses have been paid in full; (2) with respect to clause (v) above, if the subject default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure; and (3) with respect to clause (vi) above, if the applicable insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned.

Property Management. The Olmsted Plaza Shopping Center Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the ongoing right to transfer the Olmsted Plaza Shopping Center Property, provided that certain conditions are satisfied, including (i) no default or event of default has occurred and is continuing; (ii) the borrower has provided lender with not less than forty-five days’ prior written notice; (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial condition and creditworthiness; and (iv) the lender has received confirmation from Fitch, KBRA, and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None

Terrorism Insurance.  The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism (or such policies shall have no exclusion from coverage with respect thereto) in an amount equal to the full replacement cost of the Olmsted Plaza Shopping Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

Earthquake Insurance. The loan documents require such other insurance (including earthquake insurance) as may from time to time be reasonably required by lender in order to protect its interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

No. 10 – Hall Office Park

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Office
Original Principal Balance:	$25,500,000	Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$25,500,000	Location:	Frisco, TX
% of Initial Pool Balance:	[ ]%	Size:	142,761 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$178.62
Borrower Name:	Hall 2601 Network Associates, Ltd.	Year Built/Renovated:	2000/NAP
Sponsor:	Craig Hall	Title Vesting:	Fee
Mortgage Rate:	4.200%	Property Manager:	Self-managed
Note Date:	May 29, 2015	3rd Most Recent Occupancy (As of):	88.0% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	94.0% (12/31/2013)
Maturity Date:	June 11, 2025	Most Recent Occupancy (As of):	96.0% (12/31/2014)
IO Period:	12 months	Current Occupancy (As of):	93.3% (4/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,373,368 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(2):	$1,715,514 (12/31/2013)
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of)(2):	$2,021,589 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$3,845,173
U/W Expenses:	$1,611,150
U/W NOI(2):	$2,234,023
U/W NCF:	$2,025,519
U/W NOI DSCR:	1.49x
Escrows and Reserves(1):	U/W NCF DSCR:	1.35x
U/W NOI Debt Yield:	8.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	7.9%
Taxes	$328,830	$54,805	NAP	As-Is Appraised Value:	$34,600,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	March 20, 2015
Replacement Reserves	$0	$2,379	NAP	Cut-off Date LTV Ratio:	73.7%
TI/LC Reserve	$500,000	$14,871	(1)	LTV Ratio at Maturity or ARD:	60.7%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Hall Office Park Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an office building located in Frisco, Texas (the “Hall Office Park Property”). The Hall Office Park Mortgage Loan was originated on May 29, 2015 by Wells Fargo Bank, National Association. The Hall Office Park Mortgage Loan had an original principal balance of $25,500,000, has an outstanding principal balance as of the Cut-off Date of $25,500,000 and accrues interest at an interest rate of 4.200% per annum. The Hall Office Park Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 12 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hall Office Park Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the Hall Office Park Mortgage Loan in whole, but not in part, on any date before March 11, 2025. In addition, the Hall Office Park Mortgage Loan is prepayable without penalty on or after March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

HALL OFFICE PARK

Sources and Uses

Sources			Uses
Original loan amount	$25,500,000	100.0%	Loan payoff	$14,360,000	56.3%
			Reserves	828,830	3.3
			Closing costs	218,252	0.9
			Return of equity to sponsor	10,092,918	39.6
Total Sources	$25,500,000	100.0%	Total Uses	$25,500,000	100.0%

The Property. The Hall Office Park Property is a six-story, class A mid-rise office building totaling 142,761 square feet of rentable area and located in Frisco, Texas, approximately 24.0 miles north of the Dallas central business district. Built in 2000, the Hall Office Park Property is situated on a 7.5-acre parcel within the Hall Office Park complex, a 162-acre development with 16 class A and B office buildings totaling approximately 2.2 million square feet. The Hall Office Park complex offers amenities including a YMCA fitness center, on-site car detailing, personal care services, errand-running, grocery delivery, laundry pickup and an on-site masseuse. The Hall Office Park Property features double glass entry doors on the east and west sides of the building, which open into a two-story atrium lobby featuring artwork by well-known artists. The grounds of the Hall Office Park Property comprise a central courtyard and a water feature on the east end of the site. The Hall Office Park Property comprises 571 surface and garage parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area. The Hall Office Park Property has averaged an approximately 94.0% occupancy rate since its initial lease-up in 2005. As of April 1, 2015 the Hall Office Park Property was 93.3% occupied by 24 tenants.

The following table presents certain information relating to the tenancy at the Hall Office Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
FiServ Solutions, Inc.	NR/Baa2/BBB	49,792	34.9%	$26.47(3)	$1,317,994(3)	38.4%	4/30/2019
Levi Strauss & Co.	BB-/Ba1/BB	17,457	12.2%	$25.00	$436,425	12.7%	3/31/2017
Century Payments	NR/NR/NR	14,463	10.1%	$24.00	$347,112	10.1%	4/1/2018(4)
Subaru of America	NR/NR/NR	7,441	5.2%	$27.50	$204,628	6.0%	10/31/2018
Harness Dickey	NR/NR/NR	6,891	4.8%	$27.50	$189,503	5.5%	4/30/2018
Total Major Tenants		96,044	67.3%	$25.98	$2,495,662	72.6%

Non-Major Tenants(5)		37,127	26.0%	$25.33	$940,485	27.4%

Occupied Collateral Total		133,171	93.3%	$25.80	$3,436,147	100.0%

Vacant Space		9,590	6.7%

Collateral Total		142,761	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2016 totaling $71,684.
(3)	The Annual U/W Base Rent PSF and Annual U/W Base Rent for FiServ Solutions, Inc. (“FiServ”) represent the tenant’s average contractual rental rate over the remaining lease term. FiServ’s current in-place rental rate is $25.00 per square foot.
(4)	Century Payments has the right to terminate its lease on April 30, 2017 with notice provided by July 31, 2016.
(5)	Includes maintenance and conference room space totaling 1,431 square feet, which has no lease or Annual U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

HALL OFFICE PARK

The following table presents certain information relating to the lease rollover schedule at the Hall Office Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	2,266	1.6%	2,266	1.6%	$56,982	$25.15
2016	6	7,695	5.4%	9,961	7.0%	$200,228	$26.02
2017	9	39,353	27.6%	49,314	34.5%	$1,013,062	$25.74
2018	6	31,528	22.1%	80,842	56.6%	$816,360	$25.89
2019	2	49,792	34.9%	130,634	91.5%	$1,317,994	$26.47
2020	1	1,106	0.8%	131,740	92.3%	$31,521	$28.50
2021	0	0	0.0%	131,740	92.3%	$0	$0.00
2022	0	0	0.0%	131,740	92.3%	$0	$0.00
2023	0	0	0.0%	131,740	92.3%	$0	$0.00
2024	0	0	0.0%	131,740	92.3%	$0	$0.00
2025	0	0	0.0%	131,740	92.3%	$0	$0.00
Thereafter(4)	2	1,431	1.0%	133,171	93.3%	$0	$0.00
Vacant	0	9,590	6.7%	142,761	100.0%	$0	$0.00
Total/Weighted Average	28	142,761	100.0%			$3,436,147	$25.80

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Represents maintenance and conference room space, which has no lease or Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Hall Office Park Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/1/2015(2)
88.0%	94.0%	96.0%	93.3%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

HALL OFFICE PARK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hall Office Park Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,504,156	$2,865,528	$3,202,601	$3,436,147	89.4%	$24.07
Grossed Up Vacant Space	0	0	0	263,725	6.9	1.85
Total Reimbursables	232,176	287,149	371,826	371,826	9.7	2.60
Other Income	12,843	19,878	32,349	37,200	1.0	0.26
Less Vacancy & Credit Loss	0	0	0	(263,725)(1)	(6.9)	(1.85)
Effective Gross Income	$2,749,175	$3,172,555	$3,606,776	$3,845,173	100.0%	$26.93

Total Operating Expenses	$1,375,807	$1,457,041	$1,585,187	$1,611,150	41.9%	$11.29

Net Operating Income	$1,373,368	$1,715,514(2)	$2,021,589(3)	$2,234,023(4)	58.1%	$15.65
TI/LC	0	0	0	179,952	4.7	1.26
Capital Expenditures	0	0	0	28,552	0.7	0.20
Net Cash Flow	$1,373,368	$1,715,514	$2,021,589	$2,025,519	52.7%	$14.19

NOI DSCR	0.92x	1.15x	1.35x	1.49x
NCF DSCR	0.92x	1.15x	1.35x	1.35x
NOI DY	5.4%	6.7%	7.9%	8.8%
NCF DY	5.4%	6.7%	7.9%	7.9%

(1)	The underwritten economic vacancy is 7.1%. The Hall Office Park Property was 93.3% physically occupied as of April 1, 2015.
(2)	Net Operating Income increased from 2012 to 2013 due to the signing of five leases accounting for 9.8% of the net rentable area and 11.1% of the underwritten base rent.
(3)	Net Operating Income increased from 2013 to 2014 due to the signing of five new leases accounting for 4.9% of the net rentable area and 5.8% of the underwritten base rent.
(4)	U/W Net Operating Income is higher than 2014 due to the underwriting of contractual rent steps through May 2016 totaling $71,684 and rent averaging for FiServ (see “Major Tenants” above).

Appraisal. As of the appraisal valuation date of March 20, 2015, the Hall Office Park Property had an “as-is” appraised value of $34,600,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 8, 2015, there was no evidence of any recognized environmental conditions at the Hall Office Park Property.

Market Overview and Competition. The Hall Office Park Property is located in Frisco, Texas, just west of the Dallas North Tollway, and within the Hall Office Park complex. Frisco is located in the far northern suburban sector of the Dallas metropolitan area, just north of Plano and approximately 24.0 miles north of the Dallas central business district. The Dallas Cowboys announced they are moving their headquarters to Frisco, after gaining approval to develop a $350.0 million mixed-use facility known as “The Star”. The planned Cowboys development is expected to create 4,500 new jobs by 2026. In addition, Toyota will be making the area its North American headquarters and will relocate approximately 4,000 employees from Torrance, California. Over the next two years, Toyota is expected to build a 1.3 million-square-foot facility in Plano. Primary regional access to the surrounding area is provided by State Highway 121 (a major transportation link between the growing Collin County cities of Allen, McKinney and Plano to the east/south and DFW International Airport to the west) and the Dallas North Tollway (one of the most heavily traveled tollways in the area, providing access to the Dallas central business district to the south and growing suburban locales to the north). According to the appraisal, as of 2014, the estimated population within a three- and five-mile radius of the Hall Office Park Property was 81,229 and 245,207, respectively, and the average household income within the same three- and five-mile radii was $111,927 and $118,664, respectively.

According to a third-party market research report, the Hall Office Park Property is situated within the Frisco/The Colony submarket of the Dallas office market. As of the first quarter of 2015, the submarket reported an inventory of 215 office properties totaling approximately 5.7 million square feet with a 14.2% vacancy rate and average asking rent of $27.86 per square foot, modified gross.

The appraiser’s competitive set comprised the 16 class A and B office buildings within the Hall Office Park complex. The competitive properties were built between 1997 and 2014 (average year built of 2004); contain between 90,000 and 200,000 square feet of rentable area (average size of 135,421 square feet); reported occupancy rates ranging from 20.0% to 100.0% (average occupancy rate of 85.0%); and had asking rents ranging from $25.00 to $32.00 per square foot, plus electric (average asking rent of $26.95 per square foot, plus electric). Excluding one property from the competitive set, which was built on a speculative basis in 2014 and reported a 20.0% occupancy rate, the average occupancy rate is 92.0%.

The Borrower. The borrower is Hall 2601 Network Associates, Ltd., a Texas limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hall Office Park Mortgage Loan. Hall Phoenix/Inwood Ltd. is the guarantor of certain nonrecourse carveouts under the Hall Office Park Mortgage Loan.

The Sponsor. The sponsor is Craig Hall, who is the chairman and founder of Hall Financial Group. Hall Financial Group was founded in 1968 and has diversified holdings including active operations in commercial real estate development, ownership and management. Since

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

HALL OFFICE PARK

its inception, Hall Financial Group has owned and operated approximately 100,000 apartment units and more than five million square feet of office space. Hall Financial Group owns and manages the entire Hall Office Park complex, which comprises 16 class A and B office buildings occupied by tenants including Fiserv, SANYO Energy (USA) Corporation, AmerisourceBergen Specialty Group and Levi Strauss & Company. Craig Hall filed for bankruptcy in the 1980s. In addition, in 2010 and 2011, affiliated entities of Hall Financial Group were involved in four instances of loan defaults, deed-in-lieu of foreclosure proceedings and discounted payoffs.

Escrows. The loan documents provide for upfront reserves in the amount of $328,830 for real estate taxes and $500,000 for tenant improvements and leasing commissions (“TI/LCs”). The loan documents require monthly deposits of $54,805 for real estate taxes, $2,379 for replacement reserves and $14,871 for TI/LCs (subject to a cap of $725,000, as long as (i) no event of default has occurred; (ii) the property maintains a physical and economic occupancy of at least 90.0%; (iii) the amortizing debt service coverage ratio is at least 1.25x; and (iv) the debt yield is at least 7.75%). The loan documents do not require monthly escrows for insurance, provided that (a) no event of default has occurred; (b) the Hall Office Park Property is insured via an acceptable blanket insurance policy; and (c) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. The Hall Office Park Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower or manager deposit all rents directly into such lockbox account. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are distributed to the borrower. During a Cash Trap Event Period, all funds are swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the amortizing debt service coverage ratio being less than 1.10x and/or the debt yield being less than 7.0% at the end of any calendar month; or (iii) if Fiserv Solutions, Inc. (“Fiserv”) (or any replacement tenant of Fiserv) (a) fails to renew its lease 12 months prior to its lease expiration date; (b) goes dark, vacates or fails to occupy its space; or (c) files for bankruptcy or becomes insolvent. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.15x and the debt yield being equal to or greater than 7.25%, both for three consecutive calendar months; with regard to clause (iii)(a), upon Fiserv (or any replacement tenant of Fiserv) exercising its renewal option or otherwise extending the term of its lease on terms and conditions acceptable to the lender; with regard to clause (iii)(b), upon Fiserv (or any replacement tenant of Fiserv) resuming business operations in its space for two consecutive calendar quarters; with respect to clause (iii)(c), upon the termination of such bankruptcy or insolvency proceedings and the affirmation of the related lease; and with respect to clauses (iii)(a), (iii)(b) and (iii)(c), (1) upon the amortizing debt service coverage ratio and debt yield (both exclusive of the rent associated with Fiserv (or any replacement tenant of Fiserv)) being equal to or greater than 1.15x and 7.25%, respectively, for three consecutive calendar months; or (2) upon Fiserv’s space being leased to one or more replacement tenants satisfactory to the lender, with each replacement tenant paying full, unabated rent of not less than Fiserv’s rent at the time of closing of the Hall Office Park Mortgage Loan; being in occupancy and utilizing its space; and having any related tenant improvement costs and leasing commissions fully paid or reserved for.

Property Management. The Hall Office Park Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Hall Office Park Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Hall Office Park Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Wells Fargo Commercial Mortgage Trust 2015-C29	Transaction Contact Information

Transaction Contact Information

Questions may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970